ASSET PURCHASE AGREEMENT


                 THIS ASSET PURCHASE AGREEMENT is entered into as of June 26, 1994, among Siemens-Pacesetter, Inc., a Delaware corporation (the "Company"), St. Jude Medical, Inc., a Minnesota corporation ("SJM"), SJM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SJM ("Acquisition Subsidiary") and Siemens Medical Systems, Inc., a Delaware corporation ("Shareholder").

                  WHEREAS, the Company and the Subsidiaries are engaged in the Business (each as defined herein);

                  WHEREAS,  Shareholder is the sole  shareholder of the Company;
and

                 WHEREAS, the Boards of Directors of SJM, Acquisition Subsidiary and the Company have each determined that it is in their best interests and the best interests of their respective shareholders that the Sellers sell, assign, transfer, convey and deliver to SJM or its Affiliates all of the Assets, and that SJM or its Affiliates purchase and acquire the same, subject to the assumption by SJM or its Affiliates of the Assumed Liabilities (each such term being used as defined herein), all upon the terms and subject to the conditions set forth in this Agreement;

                 The parties hereto agree as follows:


                                   ARTICLE 1

                               TRANSFER OF ASSETS


                 1.1 Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, the Company and the Subsidiaries shall, and Shareholder shall cause Siemens Electric Limited, a company organized under the laws of Canada (the "Shareholder Affiliate" and, together with the Company and the Subsidiaries, the "Sellers"), on the Closing Date, to sell, assign, transfer, convey and deliver to SJM, or to such Affiliate or Affiliates of SJM, as SJM may designate in writing to Shareholder (collectively, "SJM Affiliates"), and SJM shall purchase or shall cause one of the SJM Affiliates to purchase from the Sellers on the Closing Date, all of the right, title and interest of the Sellers in the assets, properties, rights and goodwill of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, owned by the Sellers which are used or held for use in the Business or Prior Business, other than the Excluded Assets (the assets to be purchased by SJM or the SJM Affiliates pursuant to this Section 1.1 being referred to as the "Assets"), including, without limitation, the following:


                            (i) all furniture, fixtures, equipment, machinery and other tangible personal property, used or held for use by a Seller and used in the Business or otherwise owned or held by a Seller on the Closing Date for use in the Business;

                            (ii) all vehicles used in the Business on the Closing Date;

                            (iii) all inventories sold as part of the Business and all merchandise, supplies or other personal property used in the Business;

                            (iv) all third-party accounts and notes receivable of the Sellers arising from the conduct of the Business or Prior Business before the Closing Date;

                           (v) all books of account, general, financial and personnel records, invoices, shipping records, supplier lists, device history records, manufacturing records, traceability records, regulatory documents, records, reports and correspondence, laboratory notes, research records, correspondence and other documents, records, data files and service manuals and any rights thereto (and copies of tax records) used in, or relating to, the Business on the Closing Date;

                           (vi) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit, of any Seller and relating to the Business;

                           (vii) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by and used in the Business on the Closing Date;

                           (viii) all rights of each Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers (to the extent such offers are transferable) relating to the Business on the Closing Date;

                           (ix) all patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration with respect to any of the foregoing, trade secrets, know-how and other intellectual property owned by any Seller and used in the Business on the Closing Date;

                            (x) all goodwill of the Sellers with respect to the Business on the Closing Date;

                           (xi) all permits, licenses, agreements, waivers and authorizations held or used by any Seller in connection with the Business, to the extent transferable;

                           (xii) all product approvals, clearances, registrations, permits, consents, waivers, certificates, listings and exemptions submitted to or granted by a regulatory authority, foreign or domestic, for the purpose of allowing the manufacture, sale or distribution of a product of the Business, and all other permits, orders, certificates, authorizations or approvals of any supranational, national, federal, state, provincial or local, domestic or foreign, governmental authority or regulatory agency held by a Seller in respect of the Business;

                           (xiii)  all  advances,   deposits,   loans,   prepaid
         interest and other prepaid expenses of all kinds of the Business, including but not limited to prepaid expenses;

                           (xiv) computer software and firmware used in the Business, including, without limitation, software used in connection with production, inventory tracking and work in process testing;

                           (xv) any and all interests in real property leases (including leases for warehouse space) used or held for use in the Business by each Seller and described in Schedule 4.19 attached hereto, including, without limitation, the benefit of any prepaid rent, security deposits and options to renew or purchase in connection therewith;

                           (xvi) all real property owned by each Seller and SI-Pace, Inc., a California corporation ("SI-Pace") and used in respect of the Business, which is described in Schedule 4.19 attached hereto, together with (a) all privileges, rights, easements and appurtenances belonging to such real property, (b) all development rights, air rights, mineral rights, water, water rights and water stock relating to such real property, (c) all rights of Sellers and SI-Pace in and to any streets, alleys, passages, other easements and other rights-of-way or appurtenances included in, adjacent to or used in connection with such real property, before or after the vacation thereof, (d) all buildings, systems, facilities, fixtures, structures, fences, parking areas, machinery, equipment, apparatuses and appliances used in connection with the operation, maintenance, use or occupancy of the real property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the real property, and (e) all tangible personal property owned by Sellers and used in connection with the operation, maintenance, use or occupancy of the real property and located on the real property;

                            (xvii) all right, title and interest of the Sellers in and to any stock, options, warrants, debentures or other securities of Angeion, Inc.;

                            (xviii) all insurance contracts (other than worker's compensation contracts) and other assets under the direction or control of the Sellers maintained for the purpose of funding the liabilities assumed by SJM or any SJM Affiliate that are assumed by SJM or any designated SJM Affiliate pursuant to Section 7.1 or 7.3;

                            (xix) all patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration with respect to any of the foregoing, trade secrets, know-how and other intellectual property owned by any Seller and related to the Prior Business;

                            (xx) copies of all device history records, traceability records, manufacturing records, regulatory documents, records, reports and correspondence, laboratory notebooks and research records relating to the Prior Business;

                            (xxi) all product approvals, clearances, registrations, permits, consents, waivers, certificates, listings and exemptions submitted to or granted by a regulatory authority, foreign or domestic, for the purpose of allowing the manufacture, sale or distribution of a product of the Prior Business; and

                            (xxii) (A) all rights of the Sellers to any insurance proceeds, or claims therefor, covering all damages to the Business as a result of the January 17, 1994 earthquake (other than proceeds for reimbursement of expenses paid prior to the Closing Date) and (B) the reservation of any rights under any applicable insurance policies relating to that earthquake.

                 (b) Notwithstanding any provision of Section 2.1(a) to the contrary, the Assets shall exclude the following assets owned by one or more of the Sellers (the "Excluded Assets"):

                            (i) all cash, cash equivalents and bank accounts owned by each Seller at the Closing Date other than cash representing insurance proceeds transferred to SJM pursuant to Section 1.1(a)(xxii);

                            (ii) all assets and properties of the Shareholder Affiliate (other than copies of the portion of any customer list used in the Business), whether tangible or intangible, that are not predominantly used in the conduct of the Business;

                            (iii) the shares of capital stock of each Subsidiary and the corporate books and records of each Subsidiary;



                            (iv) all rights of each Seller under this Agreement; and

                            (v) any forward foreign exchange contract.

                 1.2 Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, on the Closing Date, SJM shall, or shall cause the appropriate SJM Affiliate to, assume and shall pay, perform and discharge when due all Liabilities of each Seller arising out of the conduct of the Business or relating to the Assets, whether accrued or arising before or after the Closing, including, without limitation, (x) all third-party accounts payable, Liabilities arising in connection with any contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders included in the Assets and all Liabilities relating to employees, employee benefits assumed by SJM or the appropriate SJM Affiliate pursuant to Sections
7.1 and 7.3, except for the Excluded Liabilities, and (y) all Post-Closing Products Liability Losses and all Post-Closing Litigation Losses (the "Assumed Liabilities").

                 (b) The Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and neither SJM nor the SJM Affiliates shall assume or have any responsibility for, the following Liabilities of the Sellers (the "Excluded Liabilities"):

                            (i) all Liabilities (as defined in Section 13.1) relating to or arising out of the Excluded Assets;

                            (ii)   Liabilities  for  contracts  or  Permits  not
         assigned because a consent or approval referred to in Section 6.1 cannot be obtained, except to the extent that a Seller or any of its Affiliates provides SJM or an SJM Affiliate the rights and benefits of any such contract or Permit;

                            (iii) Liabilities relating to employees, employee benefits and Taxes retained by the Sellers under Sections 7.1, 7.2 and 7.3;

                            (iv) Liabilities to third parties for borrowed monies;

                            (v)   Liabilities   for   intercompany   Tax-sharing
         arrangements   referred  to  in  Schedule  4.6(viii)  and  indebtedness
         referred to in Section 6.3;

                            (vi) Pre-Closing Products Liability Losses;

                            (vii) Pre-Closing Litigation Losses;

                            (viii) Liabilities arising from Retained Litigation; and

                            (ix) Liabilities arising from Known Environmental Conditions.

                 (c) Notwithstanding anything to the contrary in this Section 1.2, Liability and responsibility for Taxes shall be as set forth in Section 7.2.

                 1.3 Transfer Documentation and Possession. The parties hereto agree that, in order to effect the transfer of the Assets and the assumption of the Assumed Liabilities, the parties shall deliver the documents described in Sections 3.2 and 3.3, and such other conveyance documents as are necessary to convey (and as appropriate, record and perfect) title to the Assets to SJM or an SJM Affiliate and for SJM or an SJM Affiliate to assume the Assumed Liabilities, such other documents to be in form and substance mutually satisfactory to the Sellers and SJM and as may be necessary under the laws of the jurisdiction where such Assets and Assumed Liabilities are located to effect such transfer and assumption. Coincident with the Closing, the Sellers shall deliver possession of the Assets to SJM or the appropriate SJM Affiliate.


                                   ARTICLE 2

                                 CONSIDERATION

                  2.1 Consideration. Subject to Section 2.2, the consideration paid for the Assets shall be $414,300,000 (the "Cash Consideration").

                  2.2 Cash Consideration Adjustment.

                  2.2.1 The Cash Consideration shall be subject to adjustment, if any, after the Closing Date (as defined in Article 3) as specified in this
Section 2.2.

                  2.2.2 As soon as practicable (but in no event later than 90 calendar days following the Closing Date), Shareholder shall prepare and deliver to SJM an audited balance sheet for the Business (the "Closing Balance Sheet"), including the Company, the Subsidiaries and the Shareholder Affiliate, as of the Closing Date, together with a supplementary statement adjusting the balance sheet to exclude certain assets and liabilities which are not to be sold and to include certain other assets and liabilities which are to be sold, all as set forth on Schedule 2.2.2. In the preparation of the Closing Balance Sheet,
Shareholder shall in good faith consider all reasonable audit procedures suggested by SJM, and to the extent such suggested procedures are acceptable to Shareholder prepare the Closing Balance Sheet, in a manner consistent therewith. The Deal Balance Sheet and the Closing Balance Sheet shall not include any liability or reserve with respect to any future liabilities relating to or arising out of the Settlement Agreement. The Closing Balance Sheet shall be accompanied by the report thereon of Price Waterhouse, independent accountants of Shareholder ("Shareholder's Accountants"), stating that the Closing Balance Sheet fairly presents the financial position of the Business at the Closing Date in conformity with Schedule 2.2.2 and otherwise in accordance with United States generally accepted accounting principles (hereinafter referred to as "U.S. GAAP"), which Schedule 2.2.2 and U.S. GAAP shall be applied on a basis consistent with the preparation of the Deal Balance Sheet (as defined in Section 4.2). During the preparation of the Closing Balance Sheet by Shareholder and the period of any dispute provided for in Section 2.2.4, SJM shall provide Shareholder and Shareholder's Accountants reasonable access to the books, records, facilities and employees of the Business, and SJM, the SJM Affiliates and their respective successors, if any, shall cooperate fully with Shareholder's Accountants, in each case to the extent required by Shareholder and Shareholder's Accountants in order to prepare the Closing Balance Sheet and to investigate the basis for any such dispute. SJM and its representatives shall be given reasonable access to the books, records, facilities and employees of Shareholder and the Shareholder Affiliate, including all supporting documents and auditor's work papers used in the preparation of the Closing Balance Sheet, as necessary for it to review the Closing Balance Sheet. SJM shall be permitted to observe the physical count of inventory to be undertaken in preparation of the Closing Balance Sheet.

                 2.2.3 Subject to the limitations set forth in Section 2.2.4, within 30 Business Days after the date of receipt by SJM of the Closing Balance
Sheet:

                           (i) If the amount of Net Book Value shown on the Closing Balance Sheet is less than $117,453,000 by at least $800,000 (the "Designated Amount"), Shareholder shall immediately pay to SJM, as an adjustment to the Cash Consideration, in immediately available funds, an amount equal to such excess over the Designated Amount; and

                           (ii) If the amount of Net Book Value shown on the Closing Balance Sheet is greater than $117,453,000 by at least the Designated Amount, SJM shall immediately pay, as an adjustment to the Cash Consideration, in immediately available funds, to Shareholder an amount equal to such excess over the Designated Amount.

                  2.2.4 If not disputed by SJM in accordance with this Section 2.2.4, the Closing Balance Sheet delivered by Shareholder to SJM shall be final, binding and conclusive on the parties hereto. SJM may dispute any amounts reflected on the Closing Balance Sheet to the extent that the net effect of such disputed amounts in the aggregate would be to change the Net Book Value reflected on the Closing Balance Sheet by more than the Designated Amount, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with Schedule 2.2.2 and otherwise in accordance with U.S. GAAP, or that the adjustments set forth in Schedule 2.2.2 or U.S. GAAP were not applied on a basis consistent with the preparation of the Deal Balance Sheet; provided, however, that SJM shall notify Shareholder and Shareholder's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute, within 30 Business Days of SJM's receipt of the Closing Balance Sheet. In the event of such a dispute, each of Shareholder and SJM shall negotiate in good faith to reconcile their differences. If such dispute has not been resolved within 10 Business Days after the notice referred to in the preceding sentence has been given, Ernst & Young ("SJM's Accountants") and Shareholder's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by SJM's Accountants and Shareholder's Accountants leaves in dispute amounts the net effect of which in the aggregate (together with any amounts originally disputed by SJM but no longer in dispute ("Non-Disputed Amounts")) would not be to change the Net Book Value reflected on the Closing Balance Sheet by at least the Designated Amount, all the amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Balance Sheet, and such resolution shall be final, binding and conclusive on the parties hereto. If SJM's Accountants and Shareholder's Accountants are unable to reach a resolution, leaving in dispute amounts the net effect of which in the aggregate (together with Non-Disputed Amounts) would change the Net Book Value reflected in the Closing Balance Sheet by at least the Designated Amount, SJM's Accountants and Shareholder's Accountants shall submit the items remaining in dispute that SJM shall be entitled to dispute by the terms of this Section 2.2.4 for resolution to Deloitte & Touche or such other independent accounting firm of international reputation as may be mutually acceptable to Shareholder and SJM (the "Independent Accounting Firm"), which shall, within 30 Business Days of such submission, determine and report to Shareholder and SJM upon such remaining disputed items, and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on Shareholder and SJM. The fees and disbursements of the Independent Accounting Firm shall be allocated between SJM and Shareholder in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. No adjustment to any amount payable by SJM or Shareholder pursuant to Section 2.2.3 shall be made with respect to amounts disputed by SJM pursuant to this Section 2.2.4, unless the net effect of the amounts successfully disputed by SJM in the aggregate (together with the Non-Disputed Amounts) is to change the Net Book Value reflected on the Closing Balance Sheet by at least the Designated Amount, in which case such adjustment shall only be made in an amount equal to any excess over the Designated Amount. Any amount that is payable under Section 2.2.3, including, without limitation, any portion thereof that is subject to dispute under this Section 2.2.4 shall be paid by Shareholder or SJM, as the case may be, in immediately available funds, within five Business Days following the resolution of such dispute and in an amount in accordance with such resolution.

                 2.2.5   In   acting   under   this   Agreement,   Shareholder's
Accountants, SJM's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                 2.2.6 Any payment required to be made by SJM or Shareholder pursuant to Section 2.2.3 shall bear interest from the Closing Date through the date of payment on the basis of the average of the daily rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate from the Closing Date to the date of such payment.

                 2.2.7 Within 15 Business Days of the date hereof, SJM and Shareholder shall agree on a form of Escrow Agreement (the "Escrow Agreement") with Citibank, N.A. (the "Escrow Agent"). On the Closing Date, SJM shall deposit $13,000,000 of the Cash Consideration (the "Escrow Amount") into an account (the Escrow Account") managed by the Escrow Agent. Pursuant to the terms of the
Escrow Agreement, the Escrow Agent shall release the Escrow Amount simultaneously with a determination of a payment obligation by either SJM or Shareholder, as the case may be, to the other in satisfaction of some or all of the obligations due by one to the other under Section 2.2.3. If SJM is required to make a payment to Shareholder under Section 2.2.3, some or all of the Escrow Amount shall be released to Shareholder to the extent of the payment due to Shareholder under Section 2.2.3 and credited against such payment. If Shareholder is required to make a payment to SJM under Section 2.2.3, all of the Escrow Amount shall be released to SJM. The fees and expenses of the Escrow Agent shall be paid equally by SJM and Shareholder. Any interest earned on the Escrow Amount while the Escrow Amount is held in the Escrow Account shall be distributed to SJM and Shareholder, as the case may be, on the same pro rata basis as SJM or Shareholder receives all or a portion of the Escrow Amount upon the release thereof.

                 2.3 Allocation of Purchase Price. (a) As promptly as practicable (but in no event later than 90 calendar days following the Closing
Date), SJM shall deliver to Shareholder a proposed allocation of the Cash Consideration and the Assumed Liabilities among the Assets.

                 (b) SJM and Shareholder agree to negotiate in good faith regarding the allocation referred to in subsection (a) above as promptly as practicable. If SJM and Shareholder are unable (despite good faith negotiations) to agree upon an allocation within 150 days after the Closing Date, SJM and Shareholder shall each be individually responsible for performing its own allocation.


                                   ARTICLE 3

                                    CLOSING

                 3.1 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Shearman & Sterling, New York, New York, at 10:00 a.m. (New York City time) on the later of (i) August 31, 1994 and (ii) the fifth Business Day after the satisfaction or waiver of the conditions in Articles 8 and 9, or at such other time or place as the parties may agree (the "Closing Date"). All matters at the Closing shall be considered to take place simultaneously, and no delivery of any document shall be deemed completed until all transactions and delivery of documents are completed.

                  3.2 Deliveries of Shareholder and the Company. At the Closing, Shareholder and the Company shall deliver or cause to be delivered to SJM or the appropriate SJM Affiliates the following:

                  3.2.1 the Officers' Certificates from an executive officer of each of Shareholder and the Company, in substantially the form of Exhibit 3.2.1 attached hereto;

                  3.2.2 the opinions of counsel for Shareholder and the Company, in substantially the form of Exhibit 3.2.2 attached hereto;

                 3.2.3 copies of resolutions of the Company's Board of Directors and of Shareholder's Board of Directors, each certified by the respective Secretary (or other authorized officer) thereof as having been duly and validly adopted and in full force and effect, authorizing execution and delivery of this Agreement and performance respectively by the Company and Shareholder of the transactions contemplated hereby;

                  3.2.4 an executed counterpart of the Medtronics Assignment and Assumption Agreement, in substantially the form of Exhibit 3.2.4 attached hereto (the "Medtronics Assignment");

                  3.2.5 a license agreement among St. Jude Medical International, Inc., SJM and Siemens AG, in form and substance reasonably satisfactory to each such party, whereby Siemens AG grants to SJM and its Affiliates a non-exclusive short-term transition license to continue use of those certain inventories of products and packaging and, for a certain period, molds for production, bearing the trademark "SIEMENS" existing at the Closing Date;

                  3.2.6 certificates evidencing securities of Angeion, Inc. owned by the Company;

                  3.2.7 assignments necessary to assign the real property leases being transferred hereunder to SJM;

                  3.2.8 the Bill of Sale and the Deeds;

                  3.2.9  an  assignment  of  Proprietary   Rights  in  form  and
substance reasonably satisfactory to each of SJM and Shareholder;

                  3.2.10 an executed  counterpart  of the Canadian  Transitional
Services Agreement in substantially the form of, and having substantially the terms contained in, Exhibit 3.2.10 (the "Canadian Transitional Services Agreement"); and.

                  3.2.11 an executed counterpart of the Escrow Agreement.

                  3.3 Deliveries of SJM. At the Closing, SJM shall deliver to Shareholder, on behalf of the Sellers, the following:

                  3.3.1 the Cash Consideration by (x) wire transfer in immediately available funds to a U.S. bank account designated by Shareholder to SJM in writing at least two Business Days prior to the Closing Date and (y) to the Escrow Agent pursuant to Section 2.2.7.;

                  3.3.2 the Officer's Certificate from an executive officer of SJM, in substantially the form of Exhibit 3.3.2 attached hereto;

                  3.3.3 the opinion of counsel for SJM, in substantially the form of Exhibit 3.3.3 attached hereto;

                  3.3.4 Certificates of Good Standing dated not more than thirty
(30) days prior to the Closing Date, with respect to SJM and Acquisition Subsidiary issued by the Secretaries of State of Minnesota and Delaware, respectively;

                  3.3.5  copies  of   resolutions   of  SJM's  and   Acquisition
Subsidiary's Boards of Directors, certified by the respective Secretaries thereof as having been duly and validly adopted and in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby;

                  3.3.6 an executed counterpart of the Medtronics Assignment;

                  3.3.7 an executed counterpart of the Assumption Agreement; and

                  3.3.8 an executed counterpart of the Canadian Transitional Services Agreement; and

                  3.3.9 an executed counterpart of the Escrow Agreement.

                  3.4 Further Documents.

                  3.4.1 SJM, Shareholder and the Sellers shall execute and deliver, or cause to be executed and delivered, such other powers of attorney, instruments, documents or certificates as the other parties may reasonably request to effect or evidence the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
                                AND THE COMPANY

                 Shareholder and the Company represent and warrant to SJM and agree with SJM that:

                 4.1 Authority; Organization, Capitalization and Qualification; Effect of Agreement.

                 4.1.1 Authority. Each of Shareholder and the Company has full corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Shareholder and the Company of their obligations under this Agreement and the consummation by Shareholder and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Shareholder and the Company, and no other corporate proceedings on the part of Shareholder or the Company are necessary to authorize the execution and delivery of this Agreement and to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Shareholder and the Company and constitutes the valid and binding obligation of Shareholder and the Company and is enforceable against Shareholder and the Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 4.1.2 Organization and Qualification of the Company. Each of the Company and the Shareholder Affiliate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Canada, respectively, and has full corporate power and authority to carry on its business as it is now being conducted. Each of the Company and the Shareholder Affiliate is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 13.1). Shareholder has heretofore delivered, or caused to be delivered, to SJM true and complete copies of the Company's certificate of incorporation and bylaws.

                 4.1.3 Subsidiaries. Except as set forth in Schedule 4.1.3, the Company has no subsidiaries, does not own, directly or indirectly, any stock, partnership interest, joint venture interest or other equity interest in any other Person, and does not have the power to vote, or to exercise a controlling influence with respect to, any securities of any class of any Person, the holders of which class are entitled to vote for the election of directors (or persons serving similar functions) of such Person. Schedule 4.1.3 lists each Subsidiary, and with respect to each Subsidiary, lists the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders and the number of shares of stock owned by each stockholder. For the purposes of Article 1 and the representations and warranties in this Article 4, "Subsidiary" shall mean BDL Holdings, Inc. and Bio-Devices Laboratories, Inc.

                 4.1.4 Title to Stock. Shareholder holds all of the outstanding capital stock of the Company free and clear of any Liens.

                 4.1.5. Officers and Directors. Schedule 4.1.5 contains an accurate and complete list of all of the current directors and officers of the Company.

                 4.1.6 Consents. Except as disclosed in Schedule 4.1.6 or as would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which Shareholder, the Company, the Shareholder Affiliate or any Subsidiary is a party or by which any of them or their Assets is bound is required or necessary for the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Shareholder, the Shareholder Affiliate, any Subsidiary or the Company, as the case may be, or the consummation of the transactions contemplated hereby or thereby.

                 4.1.7 No Default. Except as disclosed in Schedule 4.1.7, the execution, delivery and performance by Shareholder, the Shareholder Affiliate, any Subsidiary and the Company of this Agreement or the other documents contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby do not and will not (a) except as would not have individually, or in the aggregate, a Material Adverse Effect, contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Shareholder or to a loss of any benefit to which the Company, the Shareholder Affiliate or any Subsidiary is entitled under (i) any provision of applicable law or regulation (assuming the governmental consents referred to in Section 4.9 have been obtained); (ii) the certificate of incorporation or bylaws of Shareholder or the Company; (iii) any Commitment (as defined in Section 4.6); or (iv) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Shareholder, the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business or (b) except as would not have individually, or in the aggregate, a Material Adverse Effect, result in the creation or imposition of any Lien on any Asset.

                 4.2 Financial Statements. Shareholder has delivered to SJM copies of the audited balance sheets of the Business as of September 30, 1993 (together with a supplementary statement adjusting such financial statements to exclude certain assets and liabilities, including certain reserves, which are not to be sold and assumed and to include certain assets and liabilities which are to be sold and assumed, all as set forth on Schedule 2.2.2 (the "Deal Balance Sheet")), as well as an audited income statement and cash flow statement for the Business for the fiscal year ended September 30, 1993, together with the related notes and schedules thereto (collectively, the "Financial Statements"). The Financial Statements are attached as Schedule 4.2. The Financial Statements have been prepared from the books and records of the Business in accordance with U.S. GAAP applied on a consistent basis, subject to normal year-end adjustments, and fairly present the financial condition of the Business as at the date thereof and results of its operations for the periods covered thereby (subject to the adjustments contained on the supplementary statement). The supplementary statement has been subjected to the auditing procedures applied in the audit of the Financial Statements and is fairly stated in all material respects in relation to the Financial Statements. Schedule 2.2.2.1 sets forth for each of the Financial Statements the intercompany eliminations between the Financial Statements and each of the corresponding "Non-U.S. Financial Statements" (as defined in the Non-U.S. Asset Purchase Agreement) (which the Sellers are assuming have been prepared in accordance with U.S. GAAP) that are necessary to prepare in accordance with U.S. GAAP combined financial statements for the Financial Statements and the Non-U.S. Financial Statements. Shareholder has also delivered to SJM unaudited profit and loss information for the Business for the period from October 1, 1993 through May 31, 1994, based on financial information normally prepared by the Company for delivery to Shareholder.

                 4.3  Absence  of Certain  Developments.  Except as set forth in
Schedule 4.3, since September 30, 1993, the Business has been operated only in the ordinary course, and neither the Company, any Subsidiary nor the Shareholder Affiliate in respect of the Business, alone or in the aggregate, has:

                 4.3.1 mortgaged, pledged or subjected to any Lien, any of its property or assets, tangible or intangible, other than in the ordinary course of business, Permitted Liens and Liens that will be released at or prior to Closing;

                 4.3.2 except as contemplated by this Agreement, (i) sold, leased, assigned, transferred or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or (ii) cancelled or compromised any debt or claim, or waived or released any right, in the case of both (i) and (ii) above, having a value of more than $250,000 or an aggregate value in excess of $750,000;

                 4.3.3 except as contemplated by this Agreement, made any material direct or indirect payments, dividends, sales or transfers of assets, other than normal compensation, or made or granted any bonus or any wage, salary increase, severance or severance arrangement to any director, manager, officer, salesperson, distributor, agent, employee or group of employees or made or granted any increase in any employee compensation or benefit plan or arrangement (except in accordance with past practice), or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                 4.3.4 sold, assigned, transferred or licensed to any Person any rights under any patents, trademarks, service marks, trade names, copyrights, applications for registration with respect to any of the foregoing, trade secrets or other intellectual property owned by, or licensed to, the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business;

                 4.3.5 entered into any settlement agreement regarding the breach or infringement (or alleged breach or infringement) of any United States or foreign intellectual property license, patent, copyright or trademark;

                 4.3.6 made any capital expenditures in excess of an aggregate of $5,000,000;

                 4.3.7 suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                 4.3.8 suffered any damage, destruction or loss of any assets owned by the Company or used in the operation of the Business which in the aggregate have a replacement cost of more than $1,500,000 whether or not covered by insurance;

                 4.3.9 modified, amended or terminated any Commitment (as defined in Section 4.6) in a manner materially adverse to the Business;

                 4.3.10    suffered any Material Adverse Effect;

                 4.3.11 been the subject of any action taken by the United States Food and Drug Administration (the "FDA") or any foreign regulatory authority having jurisdiction over similar matters, excluding observations of inspectors which have not resulted in any action, claim or investigation by the FDA or other regulatory authority;

                 4.3.12 declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company, or made any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other ownership interests in or other securities of the Company, except as contemplated by Section 6.9;

                 4.3.13 altered any material term of any outstanding security of the Company;

                 4.3.14 made any change in any method of accounting or accounting practice or guideline by the Company, the Shareholder Affiliate in respect of the Business or any Subsidiary, except for any such change required by U.S. GAAP or similar rules and except for changes to obtain uniformity of accounting policies and classifications;

                 4.3.15 entered into any foreign exchange hedging contracts or any other financial derivative contracts;

                 4.3.16 undertaken any (i) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business in amounts and on terms consistent with past practices, (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company or any Subsidiary, or (iii) issuance or sale of options or other rights to acquire from the Company or any Subsidiary, directly or indirectly, debt securities of the Company or any Subsidiary or any securities convertible into or exchangeable for any such debt securities;

                 4.3.17 failed to maintain its inventory in a normal and customary manner materially consistent with its prior practice, or made any material change in its selling, pricing or advertising practices or credit terms, limits or durations inconsistent with its prior practice;

                 4.3.18 discharged or satisfied accounts payable other than in the ordinary course of business consistent with past practice; or

                 4.3.19 entered into any agreement or made any commitment to take any of the types of action described in subparagraphs 4.3.1 through 4.3.18 above.

                 4.4 Title to Personal Property and Assets. The Company, the Shareholder Affiliate or a Subsidiary owns or has a valid leasehold interest in all tangible personal property necessary for the conduct of the Business, and owns or has a valid license or sublicense to use all computer software used predominantly in the Business, free and clear of all Liens, except as set forth in paragraph (a) of Schedule 4.4, Permitted Liens or as reflected on the Financial Statements. Except as set forth in paragraph (b) of Schedule 4.4, the equipment and fixed assets of the Business are in good condition and repair and are usable in the ordinary course of business, ordinary wear and tear excepted. Shareholder, the Shareholder Affiliate and the Company have furnished to SJM a summary of tangible personal property, owned or leased by, in the possession of, or used by the Company, the Shareholder Affiliate (but only to the extent used in the Business) or the Subsidiaries. The Assets constitute all of the assets and properties necessary for the conduct of the Business as currently conducted in all material respects.

                 4.5 Patents, Trademarks and Copyrights. To the knowledge of Shareholder, the Subsidiaries and the Company, (a) Schedule 4.5(a) lists all patents, trademarks, service marks, trade names, copyrights, registrations and and applications for registration with respect to any of the foregoing owned by the Company or any Subsidiary; (b) Schedule 4.5(b) lists all license agreements under which third party owned patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration of any of the foregoing, know-how, technology or other intellectual property rights are licensed to the Company, the Shareholder Affiliate or any Subsidiary; and (c)
Schedule 4.5(c) lists all claims and disputes pending or threatened (in writing) with third parties alleging that the Company, the Shareholder Affiliate or any Subsidiary, on the one hand, or such third party, on the other hand, infringes on the other's patents, trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights. The Company has previously furnished or made available to SJM all licenses listed on Schedules 4.5(a) and 4.5(b). On or before the Closing, the Company shall make available to SJM all pending patent applications filed by the Company, the Shareholder Affiliate (in respect of the Business) or any Subsidiary. Schedule 4.5(d) lists all outstanding orders, judgments and decrees restricting the use by the Company, the Shareholder Affiliate or any Subsidiary of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights owned or licensed by any of them. All of the license agreements listed on
Schedule 4.5(b) will be in full force and effect on the Closing Date, and neither the Company, the Shareholder Affiliate nor any Subsidiary is in default under any of them nor, to the knowledge of Shareholder or the Company, (i) is any other party to any such license agreement in default thereunder, nor (ii) does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder, except in each case for such failures to be in full force and effect, defaults or conditions that would not have individually, or in the aggregate, a Material Adverse Effect. The right, title and interest of the Company, the Shareholder Affiliate and the Subsidiaries in and to the Proprietary Rights and Proprietary Information are duly recorded (as applicable) and free and clear of all Liens and rights of third parties other than Permitted Liens and as otherwise described in Schedule 4.5(e). Each of the Company, the Shareholder Affiliate and the Subsidiaries has established safeguards to maintain the secrecy of its Proprietary Information that it considers to be reasonable. To the knowledge of Shareholder and the Company, the information which Shareholder, the Shareholder Affiliate, the Subsidiaries and the Company believe is Proprietary Information has not been disclosed by the Company or any of its Affiliates to any other person, entity or governmental agencies, except pursuant to confidentiality agreements, protective orders or law and except as would not have individually, or in the aggregate, a Material Adverse Effect. As used herein, "Proprietary Information" means all know-how and technology owned by the Company, the Shareholder Affiliate and the Subsidiaries and used in the Business (except in the case of the Shareholder Affiliate, such term shall mean know-how and technology used predominantly in the Business); and "Proprietary Rights" means all patents, trademarks, service marks, copyrights, registrations and applications therefor arising out of, and owned by the Company, the Shareholder Affiliate and the Subsidiaries as part of, the Business. To the knowledge of the Company, the Subsidiaries and the Shareholder Affiliate, no interference actions are pending, and no notice has been received of an intention to provoke an interference action or to otherwise challenge the validity or priority of inventorship before the United States Patent and Trademark Office or other similar authorities with respect to any patent or application therefor included in the Assets.

                 4.6 Commitments. Paragraph (a) of Schedule 4.6 sets forth a list of all of the following written contracts and other agreements to which the Company or any Subsidiary, or the Shareholder Affiliate in respect of the Business, is a party or by which the Company or any Subsidiary, or the Shareholder Affiliate in respect of the Business or any Assets, bound or subject (collectively, "Commitments"): (i) customer contracts and agreements for the sale of materials or products which by their terms exceed one year or which are in dollar amounts which equal or exceed $500,000 per annum; (ii) distributorship agreements and manufacturer's representative agreements which provide for payments in excess of $500,000 per annum; (iii) supply and vendor contracts for sole source components or which provide for payments in excess of $350,000 per annum; (iv) material research and development agreements; (v) employment, consulting, independent contractor, severance, change in control, retention and indemnification agreements, arrangements or understandings, and any other agreements, arrangements or understandings, between the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business, and any current or former stockholder, officer, director, employee, consultant, agent or other representative, which provide for payments in excess of $100,000 per annum or with respect to any such contract under which the total liability of the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business equals or exceeds $500,000; (vi) contracts and other agreements with any labor union or association representing any employee of the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business; (vii) joint venture agreements; (viii) contracts or other agreements under which the Company agrees to indemnify for or share Tax liability of any party; (ix) contracts and other agreements relating to the borrowing of money; (x) any equipment leases requiring payment of at least $100,000 within a given year which are not cancelable without penalty upon 90 days' notice; (xi) agreements settling pending or threatened Litigation which require continuing obligations after the date hereof; (xii) any agreements between the Company, any Subsidiary or the Shareholder Affiliate (in respect of the Business) and any of their Affiliates (other than individuals); (xiii) agreements granting rights or options to purchase the securities or assets (other than inventory in the ordinary course of business) of other companies or entities; (xiv) agreements which limit the Business from competing in any line of business or in any geographic area other than distributorship or representation agreements which are exclusive as to geographic area; or (xv) any other contract or other agreement (other than contracts and agreements of the type specified in clauses (i) through (xiv) above) that is material to the Business, whether or not made in the ordinary course of business. There have been delivered or made available to SJM true and complete copies of all such contracts and other agreements set forth in paragraph (a) of Schedule 4.6. All of such Commitments are in full force and effect, and none of the Company, any Subsidiary nor the Shareholder Affiliate is in default under any of them, nor, to the knowledge of Shareholder or the Company, (i) is any other party to any such contract or other agreement in material default thereunder, nor (ii) does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. The Company has not received any notification of any change in its arrangements with customers and suppliers that would individually, or in the aggregate, have a Material Adverse Effect. Paragraph (b) of Schedule 4.6 indicates which of the Commitments requires the consent of a third party to be transferred or to remain in full force and effect following the consummation of the transactions contemplated by this Agreement.

                 4.7 Litigation. Except as set forth in Schedule 4.7, there is no Litigation pending or, to Shareholder's or the Company's knowledge, threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Schedule 4.7 lists any Litigation and, to Shareholder's or the Company's knowledge, any investigation by a governmental entity, in each case that (i) involves a claim, or to Shareholder's or the Company's knowledge, potential claim, of liability, in excess of $2,000,000, against or affecting the Company, any Subsidiary or the Shareholder Affiliate in respect of the Business or (ii) enjoins, or seeks to enjoin, the operation of a portion of the Business or seeks declaratory judgment if such injunction or judgment would, or if entered would, constitute a Material Adverse Effect.

                 4.8 Compliance with Laws; Permits. Except as set forth in paragraph (a) of Schedule 4.8, the Company, a Subsidiary or the Shareholder Affiliate currently holds all permits, licenses, clearances, registrations, consents, waivers, listings, exemptions, orders, certificates, authorizations or approvals of any international, federal, provincial, state or local, domestic or foreign, governmental authorities or regulatory agencies, including, without limitation, those regulating safety, effectiveness and market clearance of medical devices (the "Permits"), necessary to carry on the Business as it is currently being conducted, except for such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in paragraph (b) of Schedule 4.8, no approval or consent of any Person is needed in order that any Permit shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement and to assign such Permits to SJM or one of its Affiliates, except where the failure to obtain such approvals or consents would not have individually, or in the aggregate, a Material Adverse Effect. Except as set forth in paragraph (c) of Schedule 4.8, or as would not have a Material Adverse Effect, the Company, the Subsidiaries and the Shareholder Affiliate in respect of the Business have complied with all applicable laws, regulations, Permits and orders of foreign, federal, state and local governments and all agencies thereof (including, without limitation, the FDA or any foreign regulatory authority having jurisdiction over similar matters) that affect the Business and to which the Company, the Subsidiaries or the Shareholder Affiliate are subject, and no claims have been filed against the Company, the Subsidiaries or the Shareholder Affiliate in respect of the Business alleging a violation of any such laws, regulations or orders. Except as set forth in paragraph (d) of Schedule 4.8, no notice, warning or other communication from any governmental authority in respect of any failure or alleged failure by the Company, the Subsidiaries or the Shareholder Affiliate in respect of the Business to comply with any law, regulation or order has been received by the Company, the Subsidiaries or the Shareholder Affiliate.

                 4.9 Governmental Consents. Except for the filing under the HSR Act and otherwise as set forth in Schedules 4.8 and 4.9, the execution, delivery and performance by Shareholder, the Shareholder Affiliate, the Subsidiaries and the Company of this Agreement and the other documents contemplated hereby and the consummation by Shareholder, the Shareholder Affiliate, the Subsidiaries and the Company of the transactions contemplated by this Agreement require no action by, or in respect of, or filing with, any governmental body, agency, official or authority.

                 4.10      Employee Benefit Plans.

                 4.10.1 Schedule 4.10.1 sets forth a true and complete list of each material Employee Benefit Plan covering any Employee (each as defined in Section 4.10.5). With respect to each Employee Benefit Plan set forth on
Schedule 4.10.1:

                           (a) Each  Company  Employee  Benefit  Plan  (and each
                 related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms, and with all applicable laws, regulations, ordinances, codes or other legally binding rules and other requirements of all tax, labor and other governmental authorities having jurisdiction over the Company, and all applicable collective bargaining agreements and works council rules, including the requirements of ERISA, the Code, and other applicable laws.


                           (b) All  employer  and  Employee  contributions  with
                 respect to Employees which are due and owing as of the Closing Date pursuant to Employee Benefit Plans and Employee Benefit Plans of the Shareholder Affiliate with respect to Employees have been or will be made in accordance with local law and past practice. Any liabilities for amounts accrued with respect to Employees under any Employee Benefit Plan set forth in Schedule
                 4.10.1 as of the Closing Date have been appropriately reflected on the books and records of such Employee Benefit Plan sponsor in accordance with local law, past practice and generally accepted accounting principles in the local jurisdiction.

                           (c) The Company or  Shareholder  has delivered to SJM
                 correct and complete copies of all plan documents and summary plan descriptions, all material communications to Employees, all related trust agreements, insurance contracts, and other funding agreements which implement each Company Employee Benefit Plan, and, where a plan document for a Company Employee Benefit Plan does not exist, a detailed description of such Company Employee Benefit Plan.

                           (d) No Company  Employee Benefit Plan is either (i) a
                 Multiemployer Plan, or (ii) except as disclosed on Schedule 4.10.1, an Employee Welfare Benefit Plan (as defined in Section 4.10.5) providing medical, health, life insurance, or other welfare-type benefits for current or future retired or terminated Employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

                           (e) Except as  disclosed on Schedule  4.10.1,  to the
                 knowledge of the Company and its Subsidiaries, there has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any Employee Benefit Plan that is not reflected in the text of such Employee Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose Employees are covered by such Employee Benefit Plan, other than as a function of the number of plan participants or as a result of a change in the applicable law.

                           (f) Except as  disclosed  on Schedule  4.10.1,  or as
                 otherwise expressly provided with respect to a Company Employee Benefit Plan or as otherwise required by applicable law, to the knowledge of the Company and its Subsidiaries, no condition exists that would prevent the amendment or termination of any Company Employee Benefit Plan with respect to any Employee.

                 4.10.2 With respect to each Company Employee Benefit Plan that any of the Company or its Subsidiaries, or any member of the Controlled Group (as defined in Section 4.10.5) which includes the Company and its Subsidiaries, maintains or has ever maintained for Employees, or to which any of them contributes, has ever contributed, or has ever been required to contribute for Employees, except as set forth on Schedule 4.10.2:

                           (a) neither SJM nor any SJM  Affiliate has any direct
                 or indirect material liability: (i) with respect to any complete or partial termination of any such Company Employee Benefit Plan (including any Multiemployer Plan (as defined in
                 Section 4.10.5)) or any Company Employee Benefit Plan that has been the subject of a Reportable Event (as defined in Section 13.1) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"), (ii) for any breach of fiduciary duty or any failure to act or comply in connection with the administration or investment of the assets of any such Company Employee Benefit Plan, (iii) for any transaction or holding of any asset under or in connection with any Company Employee Benefit Plan that would result in liability under Title I of ERISA or liability for any tax pursuant to Section 4975 of the Code, or any Canadian tax laws,
                 (iv) to the PBGC (other than for PBGC premium payments) or otherwise under Title IV of ERISA or under the Code with respect to any such Company Employee Benefit Plan which is an Employee Pension Benefit Plan, (v) arising out of or in connection with any Multiemployer Plan (including withdrawal liability), or (vi) under any Company Employee Benefit Plan which is an Employee Welfare Benefit Plan providing medical, health, life insurance, or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than required by applicable U.S. federal or state law or Canadian federal or provincial law);

                           (b) no  proceeding  by the PBGC to terminate any such
                 Employee Benefit Plan has been instituted or threatened; and

                           (c) no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Company Employee Benefit Plan (other than routine claims for benefits) that could reasonably be expected to result in a material liability to SJM or an SJM Affiliate pending or threatened, and neither Shareholder, the Company, nor any members of the Controlled Group that includes the Company, has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                 4.10.3  Except as set forth on Schedule 4.10.3:

                           (a) the consummation of the transactions contemplated
                 by this Agreement will not (i) entitle any Employee to severance pay, supplementary unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such Employee, or (iii) constitute or involve a prohibited transaction that is not otherwise covered by a statutory or administrative exemption; and

                           (b) no collective  bargaining  agreement,  employment
                 agreement or other agreement contains any "change in control" or similar provisions which may be triggered by any of the transactions contemplated in this Agreement.

                 4.10.4 Except as disclosed in Schedule 4.10.4, there have been no statements by authorized representatives of the Company or its Subsidiaries, Shareholder or the Shareholder Affiliate (in respect of the Business), whether oral or in writing, regarding the Employee Benefit Plans to be maintained (or not to be maintained) by SJM or the designated SJM Affiliate after the Closing Date, which will result in material liability to SJM or the designated SJM Affiliate, whether direct or indirect.

                 4.10.5  For purposes of this Agreement:

                           (a)  "Company   Employee   Benefit  Plan"  means  any
                 Employee Benefit Plan that exists immediately prior to the Closing Date, is sponsored solely by or is primarily administered by the Company or its Subsidiaries and covering solely Employees, and any such Company Employee Benefit Plan shall be identified as such on Schedule 4.10.1.

                           (b) "Controlled Group" has the meaning set forth in Code Sec. 414.

                           (c) "Employee"  means a current  employee,  including
                 both active employees (including light duty employees), inactive employees (including employees on a leave of absence, sick leave, short term disability or worker's compensation disability on the Closing Date), and former employees (including retirees and employees on long term disability), of the Company or its Subsidiaries or any active employee of the Shareholder Affiliate who is 100% engaged in the Business.

                           (d)  "Employee  Benefit  Plan"  means any  agreement,
                 plan, program, fund, policy, contract or arrangement (either written or unwritten) providing compensation, benefits, pension, retirement, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or similar employee benefits covering any Employee, and the beneficiaries and dependents of the Employee, including without limitation, (i) any Employee Welfare Benefit Plan (the "Welfare Plan"), whether or not terminated, including but not limited to any severance agreement or plan, any material fringe benefit plan or program, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, personnel policy, vacation time, holiday pay, bonus program, service award, moving expense reimbursement program or sick leave; (ii) any deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, whether or not terminated, including but not limited to any excess benefit plan, top hat plan, or deferred compensation plan, any Multiemployer Plan, defined contribution or defined benefit arrangements which are Employee Pension Benefit Plans (the "Pension Plans"); (iii) any other plan, program, policy, contract or arrangement, including but not limited to any bonus or incentive plan, stock options, restricted stock, stock bonus, deferred bonus plan, salary reduction agreement, change-of-control agreement, retention agreement, employment agreement, or consulting agreement with former Employees.

                           (e) "Employee  Pension  Benefit Plan" has the meaning
                 set forth in ERISA Sec. 3(2).

                           (f) "Employee  Welfare  Benefit Plan" has the meaning
                 set forth in ERISA Sec. 3(1).

                           (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                           (h) "Multiemployer Plan" has the meaning set forth in
                 ERISA Sec. 3(37).

                 4.11 Employees. Paragraph (a) of Schedule 4.11 sets forth a true and complete list of all Employees (other than former employees), indicating their position and base salary as of March 16, 1994. Except as described in paragraph (b) of Schedule 4.11, none of the Employees is represented by a union or other labor organization, nor are they covered by a collective bargaining agreement, and no union organizing efforts have been conducted within the last three years, or to the knowledge of Shareholder, the Company and its Subsidiaries, are now being conducted with respect to the Employees. The Company and its Subsidiaries are in material compliance with all U.S. laws, regulations, ordinances, codes or other legally binding rules applicable to the Business with respect to the Employees and its own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, civil rights, labor relations, occupational health and safety and payroll taxes with respect to the Employees, including, without limitation, the Immigration and Reform Control Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Federal Age Discrimination in Employment Act and any federal, state or local law. None of the Company is in receipt of a complaint, demand letter or charge issued by a U.S. or Canadian federal, state, provincial or local agency which alleges a violation by the Company of any applicable law or regulation respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, civil rights, labor relations, occupational health and safety or payroll taxes with respect to the Employees. Neither the Company nor its Subsidiaries has engaged in any plant closing, work force reduction or other action which has resulted or would result in material liability under the Workers Adjustment and Retraining Notification Act or any other applicable U.S. or Canadian law or regulation with respect to the Employees, has been issued any notice that any such action is to occur in the future with respect to the Employees, and are in material compliance with all applicable requirements of the Immigration Reform and Control Act and the Consolidated Omnibus Budget Reconciliation Act of 1987 with respect to the
Employees. Paragraph (c) of Schedule 4.11 (which shall be delivered to SJM within 20 days of the date hereof) shall set forth a true and complete list of all inactive Employees and Employees who are receiving long-term disability, including the expected duration of their disability or leave and the nature and amount of any benefits provided by or through the Company, its Subsidiaries, Shareholder or the Shareholder Affiliate during such period. Paragraph (d) of
Schedule 4.11 sets forth a true and complete list of all of the current independent contractors of the Company and its Subsidiaries who in the past year received aggregate payments in excess of $100,000.

                 4.12      Environmental Matters; OSHA.

                 4.12.1 The following terms used in this section are defined as follows:

                           (a) "Environmental Laws" is defined as any and all applicable federal, state and local treaties, laws, regulations, ordinances, codes, standards or criteria, orders or decrees of any court, agency, entity, organization or authority, or of any jurisdiction where the Company or any Subsidiary is located or conducts business pertaining to the public health and safety, workers, health and safety and the pollution of or protection of the environment, including but not limited to those related to air, water, noise, odor, land, soil, pesticide, hazardous or toxic substances and wastes, in effect at the Closing Date.

                           (b)  "Regulated  Substances"  is  defined  as  toxic,
         radioactive or hazardous substances or wastes, pollutants or contaminants, including but not limited to: asbestos; urea formaldehyde; the group of organic compounds known as polychlorinated biphenyls; petroleum products including gasoline, fuel oil, crude oil and the various constituents of such products; and any substance or material the generation, storage, handling, release, disposal or cleanup of which is regulated by any Environmental Law.

                           (c) "Property" is defined as all real estate and property now or formerly owned or leased by the Company or any Subsidiary, including without limitation, as of the Closing, the real property to be transferred to the Company pursuant to Section 6.8. For purposes of this definition only, "Property" includes groundwater underlying the surface.

                 4.12.2 Schedule 4.12.2 lists all environmental conditions known to Shareholder, the Subsidiaries or the Company existing on or prior to the date hereof and arising or resulting from (i) the noncompliance by the Company or any Subsidiary with any applicable Environmental Law or (ii) the release of a Regulated Substance into the environment at or from the Property and, in either case, for which the Company or any Subsidiary would, or would reasonably be expected to, be required to expend in excess of $100,000 in order to clean up any such Regulated Substance or in order to bring the Company or any Subsidiary into compliance with any such Environmental Law (collectively "Known Environmental Conditions"). Prior to the Closing, Shareholder or the Company may, from time to time, deliver to SJM a revised Schedule 4.12.2. Any environmental conditions listed on any such revised Schedule 4.12.2 shall be deemed to be included in the definition of "Known Environmental Conditions".

                 4.12.3 Except as disclosed on Schedule 4.12.3, to the knowledge of Shareholder, the Subsidiaries and the Company, the Business has been operated at all times in compliance with any and all applicable Environmental Laws, except as would not have a Material Adverse Effect.

                 4.12.4 Except as disclosed on Schedule 4.12.4, to the knowledge of Shareholder, the Subsidiaries and the Company, the Company or a Subsidiary has all governmental licenses, permits and other authorizations required by any and all Environmental Laws necessary to conduct and operate the Business as currently conducted or operated, and none of the Company or any Subsidiary is in violation of any terms or conditions of such licenses, permits or authorizations as of the Closing Date, except as would not have a Material Adverse Effect.

                 4.12.5 Except as disclosed on Schedule 4.12.5, to the knowledge of Shareholder, the Subsidiaries and the Company, none of the Company or a Subsidiary is presently disposing of any Regulated Substance on the Property, and none of the Company or a Subsidiary has in the past disposed of any Regulated Substance on the Property.

                 4.12.6 Except as disclosed on Schedule 4.12.6, to the knowledge of Shareholder, the Subsidiaries and the Company, the Property has not been subject to any release or threatened release of any Regulated Substance, except as individually or in the aggregate would not have a Material Adverse Effect.

                 4.12.7 Except as disclosed on Schedule 4.12.7, to the knowledge of Shareholder, the Subsidiaries and the Company, there are and have been no above-ground or underground storage tanks, sumps or clarifiers located on the Property.

                 4.12.8 To the knowledge of Shareholder, the Subsidiaries and the Company, the Business is not being operated in material violation of the Occupational Safety and Health Act of 1970, or the regulations promulgated thereunder or any similar laws or regulations of any other country.

                 4.13      Company Products; Regulation.

                 4.13.1 Except as disclosed in paragraph (a) of Schedule 4.13.1 and except as would not have a Material Adverse Effect, to the knowledge of the Company and Shareholder, since January 1, 1992 there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Business (the "Products") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. To the knowledge of Shareholder and the Company, the Business has complied in all material respects with its policies, procedures and specifications with respect to design, manufacture, labelling, testing and inspection of Products. Except as disclosed in paragraph (b) of Schedule 4.13.1, since January 1, 1992 there have been no recalls, field notifications or seizures ordered or, to the knowledge of the Company or Shareholder, threatened by any such governmental or regulatory body with respect to any of the Products. Except as has been disclosed to SJM, since January 1, 1992, the Company, the Shareholder Affiliate and the Subsidiaries have not received, and the Company and Shareholder do not have knowledge of any reasonable basis for, any warning letter, or Section 305 notices from the FDA.

                 4.13.2 Except as would not have a Material Adverse Effect, the Company, the Shareholder Affiliate and the Subsidiaries are in possession of and will, upon SJM's request, make available to SJM, all supportive materials and data substantiating representations made to the FDA or other domestic governmental regulatory authority in its filings therewith, including any and all testing data in the possession, or under the control, of the Company, the Shareholder Affiliate (but only to the extent used in the Business) or any Subsidiary, whether or not submitted to the FDA or other domestic or foreign governmental regulatory authority. In addition, the Company, the Shareholder Affiliate (but only to the extent used in the Business), has identified or will, upon SJM's request, identify to SJM, to the knowledge of Shareholder and the Company, all international locations where regulatory information and documents are kept, except where the failure to identify any such locations would not have a Material Adverse Effect. The Products perform in all material respects in compliance with the representations and performance specifications as contained in said filings.

                 4.14      Tax Matters.

                 4.14.1 United States Person. Each of the Sellers, except the Shareholder Affiliate, is a United States person within the meaning of the Code.

                 4.14.2 Canadian Person. The Shareholder Affiliate is a Canadian corporation and is a tax resident of Canada.

                 4.14.3 Permanent Establishment or Business Activity. Except as set forth in Schedule 4.14.3, (i) neither the Company nor any Subsidiary has, or has had, either a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country, or business activity in any country other than the United States that would subject it to a Tax in such country that would not apply to a United States Person without a business activity in such country; and (ii) the Shareholder Affiliate has no permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between Canada and such foreign country and has no business activity in any country other than Canada that would subject it to a Tax in such country that would not apply to a Canadian corporation without business activity in such country.

                 4.14.4 Security for Tax-Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                 4.14.5   Tax-Exempt  Use  Property.   None  of  the  Assets  is
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 4.14.6 U.S. Real Property. None of the Assets being sold by the Shareholder Affiliate constitutes an interest in real property located in the United States or property that would constitute an investment in United States property (as defined in Section 956(b) of the Code) if held by a controlled foreign corporation (as defined in Section 957 of the Code).

                 4.15 Material Obligations. Except as would not have a Material Adverse Effect individually or in the aggregate, neither the Company, the Shareholder Affiliate in respect of the Business nor any Subsidiary has any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when such liability or obligation is asserted) including, without limitation, any Liabilities arising from or relating to the Prior Business, except (a) to the extent specifically reflected and accrued for or reserved against in the Financial Statements, (b) for liabilities set forth on Schedule 4.15 or (c) for liabilities and obligations which have arisen after the date of the Deal Balance Sheet in the ordinary course of business consistent with past practice.

                4.16 Brokerage. Other than the fee payable by Shareholder to Gleacher & Co., its investment banker, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by Shareholder or the Company.

                4.17 Affiliated Transactions. Except as listed and described in paragraph (a) of Schedule 4.6 or in Schedule 4.17 hereto, neither the Company nor any Subsidiary is a party to any transaction or Commitment with any of their respective Affiliates, and has no obligation or liability owing thereunder in respect of the Business in excess of $50,000 or which is not cancelable by the Company or a Subsidiary on at least 60 days' notice without penalty.

                4.18 Insurance. Schedule 4.18 constitutes a true and complete description of all of the policies in force and effect and a description of their respective coverage and limits presently applicable to or including the operations and property of the Business. All such policies will terminate at the Closing. Neither Shareholder, the Company nor the Shareholder Affiliate has received any notice of cancellation in respect of insurance coverage for operations, assets and properties relating to the Business. All premiums due and payable in respect of such insurance have been paid. There are no pending or, to Shareholder's or the Company's knowledge, threatened terminations or premium increases with respect to any such policies and the Company, the Subsidiaries and the Shareholder Affiliate are in compliance with all material conditions contained therein.

                 4.19 Real Property.

                 4.19.1 Title to Owned Real Property and Interests as Tenant Under Leased Real Property. One or more of the Sellers or SI-Pace Inc., a California corporation, hold:

                (a) fee simple title to all of the real property listed in Paragraph A of Schedule 4.19 attached hereto (collectively, the "Owned Real Property"), and

                (b) valid leasehold interests under each of the leases described in Paragraph B of Schedule 4.19 (collectively, the "Leased Real Property") attached hereto and all of such leases are in full force and effect, in each case free and clear of all Liens except, in each case,

                (i) liens for current property taxes (including supplemental taxes) and assessments for the 1994-95 fiscal year not yet due and payable,

                (ii) as to the Owned Real Property referred to in Paragraph A.1 of Schedule 4.19, the title exceptions referred to in Exception Nos. 2 through 31, inclusive, appearing in that certain Preliminary Report No. 9410439-21 dated April 12, 1994 (a copy of which preliminary report is attached hereto as part of Schedule 4.19), issued by First American Title Company of Los Angeles, none of which title exceptions are easements which could have a Material Adverse Effect on the operation of the Business,

                (iii) as to the Owned Real Property referred to in Paragraph A.2 of Schedule 4.19, the title exceptions referred to in Exception Nos. 2 through 10, and 13 appearing in that certain Preliminary Report No. 9410437-21 dated April 12, 1994 (a copy of which preliminary report is attached hereto as Paragraph A.3 of Schedule 4.19), issued by First American Title Company of Los Angeles, none of which title exceptions are easements which could have a Material Adverse Effect on the operation of the Business,

                (iv) as to the Owned Real Property referred to in Paragraph A.3 of Schedule 4.19, the title exceptions referred to in Exception Nos. 3, 4 and 5 appearing in that certain Preliminary Report No. 9433648 dated April 22, 1994 (a copy of which preliminary report is attached hereto as part of Schedule 4.19), issued by First American Title Company of Los Angeles, none of which title exceptions are easements which could have a Material Adverse Effect on the operation of the Business,

                (v) as to the Leased Real Property, minor imperfections of title, if any,

                (vi) zoning laws or other land use restrictions, and

                (vii) Liens which are reflected on the Financial Statements.

                4.19.2 Complete List and Description of all Owned Real Property and Leased Real Property. The Owned Real Property and the Leased Real Property (hereinafter collectively referred to as the "Real Property") together constitute all real properties used or occupied in connection with the Business or reflected on the Financial Statements. The Owned Real Property listed in Paragraph A of Schedule 4.19 is all of the real property in which the Sellers have an ownership interest in respect of the Business. The Leased Real Property listed in Paragraph B of Schedule 4.19 is all of the real property leased by any of the Sellers as tenant and which is used or occupied for the Business.

                4.19.3 Delivery of all Title Insurance Policies, Surveys, Title Reports, Leases and Property Reports. Copies of all title insurance policies, title reports, surveys, leases, architectural or engineering reports, soils tests and reports, seismic tests and reports and environmental tests and reports in the possession or control of the Sellers and which relate to the Owned Real Property have been delivered to SJM; and true, correct and complete copies of all the leases relating to the Leased Real Property have been delivered to SJM.

                4.19.4 Condemnation. To Sellers' Knowledge, Sellers have not received written notice or any other notice of any pending or threatened condemnation proceeding or other similar proceeding by any public authority with respect to any of the Owned Real Property.

                4.19.5 Violation of Ordinances. To Sellers' Knowledge, Sellers have not received any written notice or any other notice of any claimed violation of zoning, building, health, or similar ordinances, codes or regulations.

                4.19.6 Assessed Value. To Sellers' Knowledge, no written notice or any other notice of any increase in the assessed valuation or of any contemplated special assessment has been received by Sellers with respect to the Owned Real Property.

                4.19.7 Government Licenses. To Sellers' Knowledge, all facilities situated on the Owned Real Property have received all material approvals of government authorities (including licenses and permits) required in connection with the ownership or operation thereof and, to Sellers' knowledge, Sellers have not received written notice or any other notice of any violation of applicable laws, rules and regulations with respect to the operation of the same.

                4.19.8 Subleases. There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Real Property, except for the subleases described in Paragraph C of Schedule 4.19.

                4.19.9 Options. There are no outstanding options or rights of first refusal to purchase any parcel of Owned Real Property, or any portion thereof or interest therein.

                4.19.10 Possession. There are no parties (other than Sellers) in possession of any parcel of Real Property, other than tenants under leases of the Real Property who are in possession of space pursuant to those subleases listed in Paragraph C of Schedule 4.19.

                 4.19.11 Utilities. To Sellers' Knowledge, all facilities located on each parcel of Owned Real Property are supplied with utilities and other services necessary for the operation of such facilities including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the operation of such facility as presently conducted for the operation of the Business in all material respects.

                4.19.12 Proceedings. To Sellers' Knowledge, Sellers have not received notice of any pending or contemplated condemnation, assessments or other proceeding or charge affecting the Real Property that would have a Material Adverse Effect on the operation of the Business.

                4.19.13 Knowledge. For purposes of this Section 4.19, the term "Sellers' Knowledge" shall have the meaning set forth in Section 13.1.

                4.20 Inventory. The Company has previously disclosed to SJM by a letter dated June 22, 1994 the accounting guidelines used by the Company, the Shareholder Affiliate (in respect of the Business) and the Subsidiaries (and used in the preparation of the Deal Balance Sheet) for valuing Inventory (as defined below), including, without limitation, the guidelines used to determine whether Inventory is obsolete or damaged, or will be slow-moving or defective.

                4.21 Accounts and Notes Receivable. The Company has previously disclosed to SJM by a letter dated June 22, 1994 the accounting guidelines used by the Company the Shareholder Affiliate (in respect of the Business) and the Subsidiaries (and used in the preparation of the Deal Balance Sheet) for valuing accounts receivable.


                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF SJM

                SJM represents and warrants to Shareholder and the Company and agrees with Shareholder and the Company as follows:

                 5.1       Corporate Power and Authority; Effect of Agreement.

                 5.1.1 Each of SJM and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and Delaware, respectively, and has full corporate power and authority to carry on its business as it is now being conducted. All of the issued and outstanding capital stock of Acquisition Subsidiary is owned by SJM.

                 5.1.2 Each of SJM and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by SJM and Acquisition Subsidiary of its obligations hereunder and the consummation by SJM and Acquisition Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SJM and Acquisition Subsidiary, and no other corporate proceedings on the part of SJM or Acquisition Subsidiary are necessary to authorize the execution and delivery of this Agreement, or to consummate the transactions so contemplated.

                 5.1.3 This Agreement has been duly executed and delivered by SJM and Acquisition Subsidiary and constitutes the legal, valid and binding obligation of SJM and Acquisition Subsidiary, enforceable against each such party in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 5.1.4 The execution, delivery and performance by SJM and Acquisition Subsidiary of this Agreement or the other documents contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of SJM or Acquisition Subsidiary or to a loss of any benefit to which SJM or Acquisition Subsidiary is entitled under (i) except as would not be materially adverse to the operations, results of operations, assets or financial condition of SJM and the SJM Affiliates, taken as a whole, or have a material adverse effect on the ability of SJM or Acquisition Subsidiary to consummate the transactions contemplated by this Agreement, any provision of applicable law or regulation (assuming the governmental consents referred to in Section 5.2 have been obtained); (ii) the articles of incorporation or bylaws of SJM and Acquisition Subsidiary; (iii) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon SJM or Acquisition Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of SJM or Acquisition Subsidiary which would have a material adverse effect on their ability to consummate the transactions contemplated hereby.

                 5.2 Consents. Except for the filing under the HSR Act and otherwise as set forth in Schedule 5.2, no consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by SJM or Acquisition Subsidiary of this Agreement or the taking by SJM or Acquisition Subsidiary of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which any of Shareholder, the Shareholder Affiliate, any Subsidiary or the Company is required to obtain or make.

                 5.3 Availability of Funds. SJM has available, or will have available on the Closing Date, sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                 5.4 Litigation. There is no Litigation pending or, to SJM's knowledge, threatened, which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                 5.5 Brokerage. Other than the fee payable by SJM to CS First Boston Corporation, its investment banker, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement by SJM.

                 5.6 Certain Ownership Interests. SJM is not directly or indirectly "significantly funded" (as that phrase is defined in Section 12(B)(c)(i) of the Settlement Agreement and Section 9.02(c)(i) of the License Agreement), nor is there, directly or indirectly "significant voting common stock or other voting equity ownership" (as that phrase is defined in Section 12(B)(c)(i) of the Settlement Agreement) in SJM, by the Japanese government or investors of Japanese nationality; and (ii) it is not directly or indirectly "significantly funded" (as that term is defined in Section 12(B)(c)(ii) of the Settlement Agreement and Section 9.02(c)(ii) of the License Agreement), nor is there, directly or indirectly "significant voting common stock or other voting equity ownership" (as that phrase is defined in Section 12(B)(c)(ii) of the Settlement Agreement and 9.02 (c)(ii) of the License Agreement) in SJM, by a national government other than Japan.


                                   ARTICLE 6

                                   COVENANTS

                 6.1 Cooperation. Each of the parties hereto will use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof and applicable law. Each of the parties hereto will use its reasonable best efforts to obtain all governmental consents and approvals necessary to consummate the transactions contemplated by this Agreement and to cause the Closing to occur. Each of Shareholder, the Company and the Shareholder Affiliate shall use its reasonable best efforts to obtain the consent or approval of third Persons to the transactions contemplated hereby with respect to the Commitments identified on Schedule 4.6 and the Permits, if any, identified on paragraph (b) of Schedule
4.8 as requiring such consent or approval. The Company, Shareholder and SJM agree that, in the event any consent or approval of any such third Person necessary or desirable to preserve for the Business any right or benefit under any such Commitment or Permit is not obtained prior to the Closing (and provided that SJM waives any resulting failure of a condition under Article 8), Shareholder will, subsequent to the Closing, cooperate with SJM and any SJM Affiliate in attempting to obtain such consent or approval as promptly thereafter as practicable. If such consent or approval cannot be obtained, Shareholder shall use its reasonable best efforts, and cause the other Sellers to use their reasonable best efforts, to provide SJM and any SJM Affiliate with the rights and benefits of the affected Commitment or Permit for the term of such Commitment or Permit and, if and to the extent that Shareholder or another Seller provides the rights and benefits under any such Commitment or Permit or any other contract for which consent or approval cannot be obtained, SJM shall assume the obligations and burdens thereunder to such extent. After the Closing, Shareholder and the other Sellers shall cooperate with SJM in the preparation of any financial statements required to be filed by SJM with respect to the Business pursuant to U.S. federal securities laws.

                 6.2 Conduct of Business. From the date hereof until the Closing, the Company and the Shareholder Affiliate shall cause the Business to be conducted in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the
Closing:

                 6.2.1 Each of Shareholder and the Company will use and will cause the Shareholder Affiliate and the Subsidiaries to use all reasonable efforts to:

                 (a)       preserve the Business as a whole intact;

                 (b) keep available the services of the present officers, employees and agents of the Business such that the Business will not suffer a Material Adverse Effect;

                 (c) preserve the relationships with suppliers, customers, distributors, licensors and licensees and others having business dealings with it such that the Business will not suffer a Material Adverse Effect;

                 (d) collect the receivables of the Business in a manner consistent with past practice;

                 (e) maintain the assets, properties and interests of the Business in customary repair, order and condition or, with respect to the casualty, loss or damage of any assets of the Business that are covered by insurance, transfer, at the Closing, to SJM the proceeds of any insurance recovery with respect thereto (provided that SJM has waived any failure of a condition under Article 8 resulting from the casualty, loss or damage);

                 (f) continue to compensate the employees of the Business in a manner consistent with past practice;

                 (g) maintain the books, accounts and records relating to the Business in accordance with past practice as used in the preparation of the Financial Statements described in Section 4.2 hereof; and

                 (h) promptly inform SJM in writing of any material variances from the representations and warranties contained in Article 4 hereof.

                 6.2.2 Prior to the Closing, without the prior written consent of SJM or unless otherwise contemplated or permitted by this Agreement, neither the Company, the Shareholder Affiliate (in respect of the Business) nor the Subsidiaries will:

                 (a) take any action described in Section 4.3 of this Agreement;

                 (b) except for the Shareholder Affiliate, amend its certificate of incorporation or bylaws;

                 (c) except for the Shareholder Affiliate, merge or consolidate with any person, acquire any stock or other ownership interest in any Person or substantially all of the assets of any business as an entity or liquidate, dissolve or otherwise reorganize or seek protection from creditors;

                 (d) except as set forth in Schedule 6.2.2, enter into any other agreements, commitments or contracts (including without limitation joint venture agreements or material license agreements) which are material to the Business, except agreements, commitments or contracts entered into in the ordinary course for the purchase, sale or lease of goods or services, consistent with past practice; or

                 (e) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

                 6.3 Intercompany Indebtedness. Prior to the Closing Date, all intercompany indebtedness, liabilities and obligations owed by Shareholder or any Affiliate of Shareholder (other than the Company, any Subsidiary or any other Affiliate of Shareholder (in respect of the Cardiac Stimulation Device business conducted by such Affiliate)) on the one hand, and the Company, the Shareholder Affiliate (in respect of the Business) or any Subsidiary, on the other hand, shall be netted, and if the Company, the Shareholder Affiliate or any Subsidiary still has amounts owing, such amounts shall be dividended to their respective shareholders and if Shareholder or any such Affiliate still has amounts owing, such amounts shall be forgiven.

                 6.4 Access.

                 6.4.1 Shareholder and the Company shall provide, and shall cause each of the Subsidiaries and the Shareholder Affiliate to provide, SJM, its counsel, financial advisors, auditors and other authorized representatives, with such information as SJM from time to time reasonably may request with respect to the Company, the Assets, the Shareholder Affiliate (but only with respect to the Business) and the Subsidiaries, and shall permit, and shall cause each of the other Sellers to permit, SJM and its representatives reasonable access, during regular business hours and upon reasonable notice, to the offices, properties, books and records of the Company, the Shareholder Affiliate (but only with respect to the Business), and the Subsidiaries, as SJM from time to time reasonably may request, and will instruct the employees, counsel and financial advisors of Shareholder, the Company, the Subsidiaries and the Shareholder Affiliate to cooperate with the investigation of the Business; provided that no investigation shall affect any warranties or representations given by Shareholder or the Company to SJM in this Agreement and provided further, however, that any such investigation shall be conducted in such a manner so as not to interfere with the operations of the Business consistent with past practice. This will include, without limitation, access promptly following execution of this Agreement to information, books, records, and personnel regarding product pricing, supplier costs, specifications for products in development and U.S. patent applications. In addition, to the extent not previously delivered or made available to SJM, Shareholder and the Company shall cause to be delivered or made available to SJM all internal or third party environmental and health and safety studies and reports with respect to the Business, including without limitation, the audit report of Stat-a-matrix supporting the certificate of compliance submitted to the FDA as well as any other audit reports from Stat-a-matrix and correspondence between Stat-a-matrix and the Company, in each case after January 1, 1992. If, in the course of SJM's investigation of the Business, SJM learns of any fact or circumstance that may make any of Shareholder's or the Company's representations or warranties in this Agreement untrue in any material respect, SJM shall promptly inform Shareholder of such fact or circumstance.

                 6.4.2 In order to facilitate the resolution of any claims made by or against or incurred by Shareholder or Shareholder Affiliate with respect to third parties prior to or after the Closing, upon reasonable notice, SJM shall and shall cause its Affiliates to, after the Closing: (i) afford the officers, employees and authorized agents and representatives of Shareholder reasonable access, during regular business hours, to the offices, properties, books and records of Acquisition Subsidiary (and any successor thereto) and its Affiliates relating to the Business, (ii) furnish to the officers, employees and authorized agents and representatives of Shareholder such additional financial and other information regarding the Business as Shareholder may from time to time reasonably request and (iii) make available to Shareholder, the employees of Acquisition Subsidiary (and any successor thereto) and its Affiliates whose assistance, testimony or presence is necessary to assist Shareholder in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of SJM, Acquisition Subsidiary or any of their Affiliates; provided further, however, that neither SJM nor any of its Affiliates shall be obligated to disclose any information which it holds under a legally binding obligation of confidentiality or which is protected by any privilege.

                 6.4.3 In order to facilitate the resolution of any claims made by or against or incurred by SJM or any of its Affiliates with respect to third parties after the Closing, upon reasonable notice, Shareholder and the Shareholder Affiliate in respect of the Business shall, after the Closing: (i) afford the officers, employees and authorized agents and representatives of SJM reasonable access, during regular business hours, to the offices, properties, books and records of the Seller with respect to the Business, (ii) furnish to the officers, employees and authorized agents and representatives of SJM such additional financial and other information regarding the Business for the period prior to the Closing as SJM may from time to time reasonably request and (iii) make available to SJM, the employees of the Sellers whose assistance, testimony or presence is necessary to assist SJM in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of Shareholder or its Affiliates; provided further, however, that neither Shareholder nor any of its Affiliates shall be obligated to disclose any information which they hold under a legally binding obligation of confidentiality or which is protected by any privilege.

                 6.5 Non-Disclosure Agreement. The terms of the Bilateral Non-Disclosure Agreement (the "Non-Disclosure Agreement"), dated as of October 27, 1993, between the Company and SJM are hereby incorporated by reference, except that Section 10 thereof shall be deemed amended to provide that New York law shall govern the Non-Disclosure Agreement and that any disputes relating thereto shall be brought before a federal court sitting in New York, New York. Each of the parties hereto agrees to be bound by the terms of the Non-Disclosure Agreement which is incorporated herein by reference. The NonDisclosure Agreement shall remain in full force and effect until the Closing.

                 6.6 Antitrust, Competition Law Filings. As promptly as practicable after the execution of this Agreement, each party to this Agreement shall file or cause its Affiliates to file any reports or notifications that may be required to be filed under the HSR Act and such other competition, investment, foreign exchange, tax or other laws of such other jurisdictions as may be necessary to effect the transactions contemplated by this Agreement.

                 6.7 Non-Foreign Person Affidavit. Shareholder and the Sellers (other than the Shareholder Affiliate) shall furnish to SJM at or before the Closing a non-foreign person affidavit, as provided for in Section 1445(b)(2) of the Code.

                 6.8 Transfer of Real Property. Sellers shall take such actions as are necessary to transfer, or cause to be transferred, to SJM (or such Affiliates of SJM that SJM shall designate) on the Closing Date, all of the Owned Real Property and the Leased Real Property, subject only to the title exceptions referred to in Section 4.19.1 above.

                 6.9 Certain Dividends. From the date hereof until the Closing, each of the Company and the Subsidiaries may declare and pay dividends to their respective shareholders to reflect estimated pre-Tax earnings of the Company and the Subsidiaries for the period from September 30, 1993 to the Closing Date.

                 6.10 Certain Actions Prior to the Closing Date. Prior to the Closing Date, Shareholder shall cause the Company to transfer, whether in the form of a dividend or otherwise, those assets listed on Schedule 6.10 out of the Company. Shareholder shall not transfer to the Company or the Subsidiaries any material assets, except as provided in Section 6.8.

                 6.11 Claims History. Without limiting the generality of Section 6.4, Shareholder, the Shareholder Affiliate and the Company shall promptly make available and furnish access to SJM a products claims history with respect to the Company, the Shareholder Affiliate (but only with respect to the Business) and the Subsidiaries.

                 6.12 FDA  Recertification.  Without  limiting the generality of
Section 6.4, Shareholder and the Company shall promptly furnish to SJM copies of written communications with the FDA in respect of the Business made or received by the Company pursuant to or in connection with the terms of that certain Consent Decree of Permanent Injunction (captioned U.S. v. Siemens Medical Systems, Inc. and dated March 23, 1994) (the "Consent Decree") including without limitation certificates of compliance made to the FDA by or on behalf of the Company or the Subsidiaries, and the responses, if any, by the FDA of such certificates. Shareholder and the Company shall promptly furnish or make available such other information as SJM may reasonably request regarding compliance by the Company and the Subsidiaries with the applicable terms of the Consent Decree.

                 6.13 Grant of License. SJM and the SJM Affiliates hereby grant to Siemens Aktiengesellschaft ("Siemens AG"), effective at the Closing, a worldwide, irrevocable, non-exclusive, perpetual, royalty free, paid up right and license to use the patents, copyrights, trade secrets, designs, drawings, software, know-how, technology and other intellectual property and proprietary matters owned or used by the Company or any of its Subsidiaries or assigned or transferred to SJM or one of its Affiliates, to make, have made, sell, have sold, use, lease, license, or otherwise dispose of products intended for use in or as products, other than Cardiac Stimulation Devices (including, without limitation, the right and license to make, have made, sell, have sold, use, lease, license or otherwise dispose of Cardiac Stimulation Devices or parts, components, modules, subsystems or subassemblies thereof, in or as parts, components, modules, subsystems or subassemblies of or for, products intended for use other than as Cardiac Stimulation Devices), and to render services with respect to any such products used or intended for use or uses other than as Cardiac Stimulation Devices. The rights and licenses granted under this Section
6.13 may be freely sublicensed, assigned, transferred or disposed of, in whole or in part, without the prior written consent of SJM, any of its Affiliates or any of the successors in interest of any of the foregoing; any license, assignment, transfer or other disposition by SJM, any of its Affiliates, the Company, any of its Subsidiaries and any of the successors in interest of any of the foregoing shall be subject to such rights and licenses granted to Siemens AG.

                 6.14 Other  Financial  Statements.  On or before the earlier of
(i) the date which is 30 days from the date hereof and (ii) the Closing Date, the Company and Shareholder shall deliver to SJM an audited balance sheet for the Business as of September 30, 1992, as well as an audited income statement and cash flow statement for the fiscal year then ended, together with related notes and schedules thereto, prepared from the books and records of the Business in accordance with U.S. GAAP on a consistent basis. Upon the delivery by the Company and Shareholder to SJM of the Closing Balance Sheet, the Company and Shareholder shall also deliver to SJM an audited income statement and cash flow statement for the Business for the period beginning October 1, 1993 and ending on the Closing Date, together with related notes and schedules thereto. Within 30 calendar days after the end of June, 1994, and each calendar month thereafter, Shareholder and the Company shall deliver to SJM unaudited profit and loss information for the Business based on financial information normally prepared by the Company for delivery to Shareholder. To the extent necessary to permit SJM to comply with the rules and regulations of the Securities and Exchange Commission, Shareholder shall provide to SJM financial information prepared in accordance with U.S. GAAP consisting of an unaudited interim balance sheet, dated as of the last day of, and an income statement and statement of cash flow, for the period beginning January 1, 1994 and ending on the last day of, such calendar quarter as required by the applicable rules and regulations of the Securities and Exchange Commission. If the last day of such calendar quarter is after the Closing Date, Shareholder shall cooperate in the preparation of such interim unaudited financial statements.


                                   ARTICLE 7

                              ADDITIONAL COVENANTS

                 7.1       Liability for Employee Benefit Plans.

                 7.1.1 In General. SJM or an Affiliate of SJM shall make available to those Employees listed on Schedule 4.11, Employee Benefit Plans that are no less favorable to such Employees, taken as a whole, than the Employee Benefits Plans made available to similarly situated employees of SJM. SJM shall, or shall cause an SJM Affiliate to, provide each Employee listed on
Schedule 4.11 who becomes an employee of SJM or an SJM Affiliate with service credit as of the Closing Date for their years of service with Shareholder, the Company, or any Affiliate of either the Company or Shareholder prior to the Closing Date for purposes of eligibility to participate, eligibility for benefits, calculation of benefits (other than the accrual of benefits under any Employee Pension Benefit Plan as defined in Section 4.10.5) and vesting under the Employee Benefit Plans made available to such Employee as provided in this
Section 7.1.1. SJM agrees to waive any pre-existing conditions (other than pre-existing conditions recognized by the Company Employee Benefit Plan immediately prior to the Closing Date) and credit the Employee for the current plan year with any amounts paid toward the deductibles and the out-of-pocket limits under such Employee Benefit Plans. SJM agrees to accept the transfer of account balances in the Company's health care and dependent care reimbursement Plans and to allow Employees to continue deductions and submitting claims through year-end to the extent permitted by law. As of the Closing Date, SJM shall offer employment to each Employee (other than a former employee).

                 7.1.2 Liability for Company Employee Benefit Plans. (a) On the Closing Date, subject to the provisions in Section 7.1.4 and except as provided in Sections 7.1.2(c) and 7.3, SJM shall assume, or cause a designated SJM Affiliate to assume, each Company Employee Benefit Plans, and all liabilities relating to such Company Employee Benefit Plan, whether arising before, on or after the Closing Date except for any liabilities under the Employee Benefit Plans for Employees in Canada arising prior to the Closing Date. SJM, or the designated SJM Affiliate referred to in the immediately preceding sentence, also shall assume on the Closing Date all liabilities of Shareholder, the Company or any of their respective Subsidiaries to Employees for wages, incentive compensation, vacations, perquisites, worker's compensation benefits, statutory benefits and entitlements, including, without limitation, all obligations to Employees under applicable federal or local law, including pursuant to the Worker Adjustment and Retraining Notification Act and any COBRA Obligations.

                 (b) The Company or its third-party administrator, trustee or insurance carrier shall assign to SJM any insurance policies or other assets segregated for purposes of funding benefits pursuant to the Company Employee Benefit Plans, the Executive Arrangements and any liabilities assumed pursuant to Section 7.1.2(a).

                 (c) With respect to the Siemens-Pacesetter 401(k) Profit Sharing Plan and Trust (the "Company 401(k) Plan"):

                 As of the Closing  Date,  SJM or the  designated  SJM Affiliate shall adopt, as sole sponsoring employer, the Company 401(k) Plan and, as of such adoption, shall assume all of the liabilities and obligations of the Company 401(k) Plan and of Shareholder and the Company (except for any breach of any duty or obligation occurring prior to the Closing Date) with respect to the Company 401(k) Plan and Shareholder and the Company shall be relieved of all liabilities and obligations to the Plan's participants and their beneficiaries arising under the Plan, except for any breach of any duty or obligation occurring prior to the Closing Date. As of the Closing Date, the Company shall cease to be a sponsoring employer, administrator or fiduciary with respect to the Company 401(k) Plan and shall transfer direction and control with respect to the Company 401(k) Plan and its related trust and assets to SJM or its designated SJM Affiliate.

                 7.1.3 Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                 7.1.4 Shareholder, the Company, the Shareholder Affiliate and the Controlled Group that includes Shareholder, shall indemnify, save and hold harmless SJM, and the SJM Affiliates designated in Section 2.1 and the Controlled Group of which SJM is a member from and against any and all Losses:
(a) arising under any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan maintained or contributed to by the Company, Shareholder or the Shareholder Affiliate or any member of the Controlled Group of which the Company, its Subsidiaries or the Shareholder Affiliate is a member, other than a Company Employee Benefit Plan and obligations assumed by SJM and the SJM Affiliates pursuant to Section 7.1.2 above, regardless of whether the Losses relate to conditions or events arising out of transactions which occur prior to, on or after the Closing Date; (b) arising out of the liabilities retained by Shareholder, the Company or Shareholder Affiliate under Sections 7.1.2(a), 7.1.2(c) and 7.3; (c) attributable to Employees who do not become employees of SJM or the designated Affiliate of SJM on the Closing Date. Subject to the preceding sentence, SJM and the SJM Affiliates shall indemnify, save and hold harmless Shareholder and the Shareholder Affiliate for any and all Losses related to the Company Employee Benefit Plans and obligations assumed by SJM and the SJM Affiliates pursuant to Section 7.1.2 above, regardless of whether such Losses relate to conditions or events arising out of transactions that occur prior to, on or following the Closing Date. The provisions of Sections 10.4,
10.6 and 10.7 shall apply, but the provisions of Section 10.5 shall not apply, to the indemnification provided under this Section 7.1.4.

                 7.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between SJM and Shareholder for certain Tax matters following the Closing Date:

                 7.2.1 Responsibility for Taxes. Except as otherwise provided in Sections 7.2.2 and 7.2.3, Shareholder shall be solely responsible for all Liabilities for any and all Taxes of Shareholder, the Sellers, their respective Affiliates, any group of Persons or member of a group of Persons with which Shareholder, any Seller and/or their respective Affiliates filed or files Tax Returns on a combined basis and/or any Affiliated Group or member of an Affiliated Group of which Shareholder, any Seller and/or their respective Affiliates is, was or becomes a member. Except as otherwise provided in Sections
7.2.2 and 7.2.3, SJM shall be solely responsible for all Liabilities for any and all Taxes of SJM, its Affiliates, any group of Persons or member of a group of Persons with which SJM and/or its Affiliates files Tax Returns on a combined basis, and/or any Affiliated Group or member of an Affiliated Group of which SJM and/or its Affiliates is, was, or becomes a member, except for Liabilities for Taxes imposed on Shareholder, the Sellers and/or their respective Affiliates for which SJM or an SJM Affiliate becomes liable by virtue of its status as a successor to the Assets and/or the Business.

                 7.2.2 Sales and Other Tax. SJM will pay, and shall indemnify and hold the Company, Shareholder and their Affiliates harmless against, up to $4,000,000 of (a) transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar taxes, fees and expenses (including, but not limited to, all applicable stock transfer taxes and real estate transfer taxes, however computed, including a tax based on the excess of sale price over original cost) and including any penalties, interest and additions to such tax) and (b) all expenses incurred in the transfer of intellectual property, including, without limitation, the cost of all patent and trademark registrations contemplated hereby, in each case incurred in connection with this Agreement and the transactions contemplated hereby and each of Shareholder and SJM will be responsible for the payment of, and shall indemnify and hold the other party harmless against 50% of all such amounts in excess of $4,000,000 incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that SJM will be solely responsible for the payment of the Canadian Goods and Services Tax; and provided further that, if allowed by Canadian law, SJM will be permitted to satisfy its obligation to pay the Canadian Goods and Services Tax by assigning its claim for a refund of such taxes to the Shareholder Affiliate. To the extent permitted under applicable law, SJM shall satisfy its obligation under this Section 7.2.2 by paying directly to the relevant tax authority (i) first, those taxes and expenses which are imposed by applicable law solely on SJM or its Affiliates and which SJM acknowledges at the time of the Closing are due and owing, and (ii) second, those taxes and expenses which are imposed by applicable law jointly on Shareholder or its Affiliates and SJM or its Affiliates and which SJM acknowledges at the time of the Closing are due and owing.

                 7.2.3 Property Taxes. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

                 (a) Real, personal and intangible property Taxes and other similar taxes ("Property Taxes") that are imposed by virtue of the ownership of assets (as opposed to taxes that are imposed as a result of the transfer of assets) with respect to the Assets for a Straddle Period shall be divided between the Tax years (or portions thereof) ending on or prior to the Closing Date (the "Pre-Closing Tax Period") and a Post-Closing Tax period that begins the day following the Closing Date (a "Post-Closing Tax Period"), and the amount of Taxes allocated to the Pre-Closing Tax Period or a Post-Closing Tax Period, as the case may be, shall be equal to the amount of such Property Taxes accrued (i.e., based upon the date of assessment of such Property Taxes and not upon the date of payment thereof unless the Tax is related to a definite period of time, in which case it will be treated as accruing ratably over that period) for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period or a Post-Closing Tax Period, as the case may be, and the denominator of which is the number of days in the Straddle Period.

                 (b) Shareholder shall satisfy its obligation in respect of Taxes for the Straddle Period by paying to SJM the excess of (i) such Straddle Period Taxes for the Pre-Closing Tax Period over (ii) the sum of such Straddle Period Taxes paid by Shareholder, the Seller or their respective Affiliates. Shareholder shall pay, or cause its Affiliate to pay, such excess, if any, to SJM within thirty (30) days after the date of the Tax Return relating to such Straddle Period Taxes is required to be filed (or, if later, is actually filed but no earlier than the later of the date SJM pays its share of Straddle Period Taxes or, if SJM or an Affiliate is responsible for filing the Tax Return in question, thirty (30) days after Shareholder has received a copy of the Tax Return with respect to which the Straddle Period Taxes are owing). If the sum of such Straddle Period Taxes paid by Shareholder, the Sellers or their respective Affiliates exceeds the Straddle Period Taxes for the Pre-Closing Tax Period, SJM shall pay, or cause its Affiliate to pay, to Shareholder the amount of such excess, if any, within thirty (30) days after the date of the Tax Return relating to such Straddle Period Taxes is required to be filed (or, if later, is actually filed but no earlier than the later of the date Shareholder pays its share of Straddle Period Taxes or, if Shareholder or an Affiliate is responsible for filing the Tax Return in question, thirty (30) days after SJM has received a copy of the Tax Return with respect to which the Straddle Period Taxes are owing). Payments to be made pursuant to this paragraph by Shareholder, SJM or their affiliates with respect to any Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Straddle Period Taxes.

                 7.2.4 Retention of Records. Each of SJM and Shareholder shall retain (or cause to be retained) all books, records and other data pertaining to Tax matters for all open periods or portions thereof ending on or before the Closing Date other than books, records and data pertaining to Taxes based on or measured by income, which neither party shall have an obligation to retain for the benefit of the other. In particular, SJM and Shareholder shall retain (or cause to be retained) all non-income-tax related Tax Returns, schedules and work papers, and all material records and other documents relating thereto with respect to the operations of the Sellers prior to the Closing Date, until the expiration of the statute of limitations (and, to the extent notified by SJM or Shareholder, any extension thereof) of the respective Tax periods and shall not destroy any such documents thereafter without providing thirty (30) days' written notice to Shareholder, or to SJM, as the case may be.

                 7.2.5 Notice; Cooperation. Nothing in this Section 7.2.5 shall require any party to provide notices or cooperation with respect to matters pertaining to Taxes that are based on or measured by income. Each of SJM and Shareholder shall promptly provide written notice to the other upon receiving (or upon an Affiliate receiving) notice from a taxing authority that additional non-income Tax liabilities may exist or that any non-income-tax related books or records have been requested by any taxing authority. SJM and Shareholder covenant and agree that subsequent to the Closing, upon reasonable notice and during normal business hours, they and their Affiliates will (i) give the other party and its representatives information, books and records relevant to the Sellers to the extent necessary to enable the other party to prepare its non-income tax related Returns, and (ii) provide the other party or its Affiliates with such information, books and records as may reasonably be requested in connection with any non-income-tax related Tax Return, inquiry, election, audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes. SJM and Shareholder also shall make available to each other, as reasonably requested, and at the expense of the requesting party, knowledgeable employees or advisors of the party or its Affiliates of which the request is made and personnel responsible for preparing and maintaining information, books, records and documents in connection with non-income-tax related Tax filings, audits, disputes or litigation. If Shareholder, SJM or any of their Affiliates pay any Taxes that, pursuant to this Agreement, are to be borne by another party, such other party shall promptly reimburse such paying party for the Taxes paid.

                 7.2.6 Refunds. Except as otherwise provided in this Section 7.2.6, any refunds or credits of Taxes of Shareholder, Sellers or their Affiliates relating to taxable periods ending on or before the Closing Date shall be for the account of Shareholder; provided, however, that any refunds or credits of Taxes which are accrued on the Closing Balance Sheet or which result from a payment of any Taxes by SJM or any Affiliate either directly or indirectly, shall belong to SJM. Any refunds or credits of Taxes relating to any Straddle Period shall be equitably apportioned between Shareholder, Sellers and their Affiliates and SJM and its Affiliates consistently with Section 7.2.3. Any amounts payable to Shareholder pursuant to this Section 7.2.6 shall be net of any Tax cost or benefit to SJM or its Affiliates attributable to the receipt of such refund and/or the payment by SJM of such amounts to Shareholder. Any amounts payable to SJM pursuant to this Section 7.2.6 shall be net of any Tax cost or benefit to Shareholder, Sellers or their Affiliates attributable to the receipt of such refund and/or the payment by Shareholder of such amounts to SJM. If any party receives any refunds or credits that, pursuant to this Agreement, are the property of another party, such party shall promptly pay the amount of such refunds or credits to the other party.

                 7.2.7 Certain Contest Rights. (a) Promptly after the receipt by SJM or Shareholder or their respective Affiliates (the "Prospective Indemnitee") of a written notice of any demand, claim or circumstance which, after the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation with respect to which indemnity may be sought under this Section 7.2 (an "Asserted Tax Liability"), the Prospective Indemnitee shall give notice thereof (the "Tax Claim Notice") to the other party (the "Prospective Indemnitor"). The Tax Claim Notice shall contain factual information (to the extent known to the Prospective Indemnitee) describing the Asserted Tax Liability in reasonable detail and shall include copies of any notice or other document received from any Taxing authority with respect to any such Asserted Tax Liability. If the Prospective Indemnitee fails to give the Prospective Indemnitor notice of an Asserted Tax Liability as required by this Section 7.2.3, and if such failure to give notice results in a detriment to the Prospective Indemnitor, then any amount to which the Prospective Indemnitor is otherwise required to pay pursuant to Section 7.2 with respect to the Asserted Tax Liability shall be reduced by the amount of such detriment.

                 (b) The Prospective Indemnitor may elect to direct, through counsel of its own choosing and at its own expense, the compromise or contest, either administratively or in the courts, of any Asserted Tax Liability. If the Prospective Indemnitor elects to direct the compromise or contest of such Asserted Tax Liability, it shall within 30 calendar days (or sooner, if the nature of the Asserted Tax Liability so requires) notify the Prospective Indemnitee of its intent to do so, and the Prospective Indemnitee shall cooperate and shall cause its Affiliates to cooperate, at the Prospective Indemnitor's expense, in the compromise or contest of such Asserted Tax Liability. The Prospective Indemnitor may not enter into on behalf of the Prospective Indemnitee or its Affiliates a settlement agreement with respect to any Asserted Tax Liability without the written consent of the Prospective Indemnitee; provided, however, that, if the Prospective Indemnitee does not grant such consent to the Prospective Indemnitor with respect to the settlement of an Asserted Tax Liability, the Prospective Indemnitor may satisfy its indemnity obligation under this Section 7.2 with respect to the Asserted Tax Liability by paying to the Prospective Indemnitee (or its Affiliates) the amount which the Prospective Indemnitor (or its Affiliate) would have paid if such consent had been granted and the Asserted Tax Liability settled pursuant to such settlement agreement. If the Prospective Indemnitor elects not to direct the compromise or contest of the Asserted Tax Liability, fails to notify the Prospective Indemnitee of its election, contests its obligation to indemnify under this Section 7.2 or if the Prospective Indemnitee refuses to grant consent to the Prospective Indemnitor to enter into a settlement agreement with respect to an Asserted Tax Liability, the Prospective Indemnitee or its Affiliates may pay, compromise or contest such Asserted Tax Liability, and the Prospective Indemnitor shall cooperate (including granting any necessary powers of attorney) in such contest. The Prospective Indemnitee's settlement or compromise of an Asserted Tax Liability under the conditions set forth in the preceding sentence shall not affect the Prospective Indemnitor's indemnity obligation pursuant to
Section 7.2; provided, however, that the Prospective Indemnitor will not be obligated to indemnify the Prospective Indemnitee (or its Affiliates) for any amounts in excess of the amount the Prospective Indemnitor would have paid pursuant to a settlement agreement if the Prospective Indemnitee had given its written consent to the Prospective Indemnitor with respect to such settlement agreement. In any event, the Prospective Indemnitor (or its Affiliates) and the Prospective Indemnitee (or its Affiliates) may participate, at its own expense, in the contest of such Asserted Tax Liability. If the Prospective Indemnitor chooses to direct the compromise or contest of any Asserted Tax Liability, the Prospective Indemnitee shall promptly empower and shall cause its Affiliates to promptly empower (by power of attorney and such other documentation as may be appropriate) such representative of the Prospective Indemnitee as it may designate to represent the Prospective Indemnitor or its Affiliates in any audit, claim for refund or administrative or judicial proceeding insofar as such audit, claim for refund or proceeding involves an Asserted Tax Liability for which the Prospective Indemnitor would be liable under Section 7.2.

                 7.2.8 Indemnification. Shareholder agrees to indemnify and hold SJM, Acquisition Subsidiary and their respective Affiliates harmless from and against any and all Taxes resulting from any breach of any of the representations, warranties, covenants or other agreements of the Shareholder or its Affiliates contained in this Section 7.2. SJM agrees to indemnify and hold Shareholder, the Sellers and their respective Affiliates harmless from and against any and all Taxes resulting from any breach of any of the representations, warranties, covenants or other agreements of SJM or its Affiliates contained in this Section 7.2. In addition to Taxes, this indemnity obligation extends to (i) the reasonable costs incurred by the indemnified party in collecting under this indemnity agreement and (ii) legal fees, but only if the Prospective Indemnitor fails to acknowledge its indemnity obligation under this Section 7.2 within 30 days after notification by the Prospective Indemnitee of the Asserted Tax Liability.

                 7.3  Liability for Executive Arrangements.

                 7.3.1 SJM shall on the Closing Date assume any and all liability directly or indirectly related to the Supplemental Executive Retirement Plan ("SERP"), Employment Agreements, Split Dollar Life Insurance Agreement, Executive Life Insurance Agreements and Executive Savings Plan listed on Schedule 7.3 (together, the "Executive Arrangements") and SJM shall assume all liabilities and perform all obligations of the Company and Shareholder under the Executive Arrangements; provided, however, that Shareholder shall remain liable and shall pay directly to such executive the excess, if any, of (i) the Enhanced Benefit, over (ii) the Alternative Benefit payable under Section 5.2 of the SERP and, if any interest payable under Section 5.2 or additional amounts payable pursuant to Section 5.3 of the SERP are due, the portion of the interest and additional amount that is attributable solely to such excess. On or prior to the Closing Date, Shareholder shall inform SJM of whether the transactions contemplated by this Agreement constitute a Target Sale of the Company, as defined in the SERP. SJM shall provide Shareholder with prior written notice of any claim under the SERP that would give rise to a Shareholder obligation hereunder and shall provide Shareholder with an opportunity to review, at its own expense, the calculation of benefits under the SERP.

                 7.4 Non-Competition.

                 7.4.1 During the period from the date of this Agreement to and including the fourth anniversary of the date hereof (or, if not enforceable for such period in any country, for such shorter period as shall be enforceable in such country), Shareholder shall not, nor shall it permit any of its Affiliates to, directly or indirectly, engage in the development, marketing, production, sale or distribution anywhere in the world of Competitive Products (as defined below).

                 7.4.2 As used in Section 7.4.1 hereof, the phrase "directly or indirectly, engage in" includes any direct or indirect ownership, profit participation or other interest by Shareholder or its Affiliates, whether as owner, stockholder, partner, joint venturer, beneficiary or otherwise, in any Person; provided, however, that the foregoing provisions shall not prevent Shareholder or any of its Affiliates from (a) investing in businesses that compete with the Competitive Products where such investments are incidental investments in public companies and constitute, in the aggregate, less than 5% of the outstanding securities or voting interest of each of such companies, (b) acquiring businesses an incidental portion (such portion being deemed to be incidental if the assets, revenues or income relating to the business which competes with the Competitive Products is less than 5% of the assets, revenues or income, respectively, of the business being acquired) of the business of which competes with the Competitive Products (unless the excess over 5% of the competing portion of such business is divested within six months from the date of such acquisition) or (c) investing in investment funds or investment partnerships which in turn invest in companies or entities which may be engaged in the production, sale or distribution of Competitive Products so long as neither Shareholder nor any of its Affiliates exercise control over such investment decisions.

                 7.4.3 As used in this Section 7.4, (i) "Competitive Products" means "Cardiac Stimulation Devices" (as defined in Section 13.1) and other devices performing the same purpose or function as, or that are competitive with, Cardiac Stimulation Devices, and shall include products intended for use in or as products that are Cardiac Stimulation Devices (including, without limitation, parts, components, modules, subsystems or subassemblies thereof, or parts, components, modules, subsystems or subassemblies of and for, products intended for use as or products that are Cardiac Stimulation Devices) except to the extent that they are intended for use in or as products other than Cardiac Stimulation Devices and (ii) "Affiliate" does not include any Person once it is no longer an Affiliate of Siemens AG.

                 7.5 Non-Solicitation. For thirty-six months from the Closing Date, neither Shareholder nor the Shareholder Affiliate, on the one hand, nor SJM nor any of its Affiliates, on the other hand, shall specifically solicit to hire any current employees of the other party without the prior written consent of such latter party, provided that nothing herein shall restrict or preclude the rights of either party to make generalized searches for employees by use of advertisements in the media (including without limitation, trade media) or by engaging search firms to engage in searches which are not targeted or focused on the employees of the other party.

                 7.6 Siemens Name. Immediately after the Closing, except as otherwise permitted under the License Agreement referred to in Section 3.2.5, SJM will take all action necessary to cease the use of the name "Siemens" (or any variant thereof) and related trademarks, corporate names, and trade names incorporating the name "Siemens", and any "Siemens" logos and trade dress, in each case in connection with the conduct of the Business. On the Closing Date, Shareholder shall take all necessary action to change the name of the Company to exclude the word "Pace-Setter".

                 7.7 Confidentiality. Except as otherwise provided in this Agreement, after the Closing, the Sellers and their Affiliates shall not use or disclose to third Persons any information disclosed to and transferred and assigned, licensed or otherwise made available to SJM or its Affiliates in connection with the Business and transfer of Assets hereunder. Without limitation, this obligation of confidentiality shall apply to information related to the Products, business plans, strategies, technologies, and future business relationships of the Business. This obligation of confidentiality shall not apply to the extent any such information (a) is or becomes part of the public domain through no fault of the Sellers (but only after and only to the extent that it is published or otherwise becomes part of the public domain); (b) after the Closing, comes into the possession of the Sellers from a third Person who was not, to the Sellers' knowledge, under a continuing obligation of confidence to the disclosing party; or (c) is disclosed by the Sellers pursuant to any judicial compulsion, provided that SJM is notified at the time such judicial action is initiated. Disclosures relating to the Products, business plans, strategies and future business relationships of SJM or the Company shall not be deemed to be in the public domain or in the possession of the receiving party merely because they are embraced (but not disclosed) by general disclosures in the public domain or in the possession of the receiving party.

                 7.8 Bulk Sales Laws. The Company shall comply with the provisions of the "bulk sales" law of the State of California, and otherwise each of the parties waives compliance by the other parties with the provisions of the "bulk sales" laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

                 7.9  Guarantee.  SJM  hereby  unconditionally   guarantees  the
obligations of the SJM Affiliates and Acquisition Subsidiary hereunder.

                 7.10 Real Estate Inspections. Commencing from the date of this Asset Purchase Agreement and continuing through the date of Closing, SJM, its agents, contractors and subcontractors shall have the right to enter upon the Owned Real Property, at reasonable times (during ordinary business hours) upon not less than 48 hours' prior notice to the Company, to make such inspections, surveys and tests of the Real Property and the improvements situated thereon as SJM may require.

                 7.11 Real Estate Related Reports. Promptly after the execution of this Asset Purchase Agreement, Seller shall deliver to SJM, or cause to be delivered to SJM, copies of all insurance claims and reports relating to the Owned Real Property which have been submitted to insurance companies since January 1, 1994, insuring all or portions of the Real Property and all letters, correspondence and/or reports prepared by or at the request of such insurance companies that have been delivered to any of Sellers or which Sellers are entitled to obtain from such insurance companies.

                 7.12 Reimbursement for Certain Damages. Shareholder shall reimburse Acquisition Subsidiary for the out-of-pocket costs incurred by the Business after the Closing Date to repair the damage to the floor in the "clean room" at the Company's Valley View Court Facility as a result of the January 17, 1994 earthquake, including costs of employees who are idled for a period of time as a result of the repair of such damage, to the extent that such costs are not covered by insurance proceeds. After the Closing Date, SJM shall, and shall cause Acquisition Subsidiary to, use its reasonable best efforts to mitigate the Losses incurred by the Business as a result of such damage that are not covered by insurance. After the Closing Date, SJM shall pay to the Shareholder its allocable portion of any insurance proceeds received by SJM or its Affiliates under Section 1.1(a)(xxii) for expenses paid by the Company prior to the Closing Date to repair any damage resulting from such earthquake prior to the Closing Date to the extent that SJM or its Affiliates receive insurance proceeds after the Closing Date for such expenses.

                                   ARTICLE 8

                        CONDITIONS TO SJM'S OBLIGATIONS

The obligations of SJM to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by SJM in writing), on or prior to the Closing Date, of all of the following conditions:

                 8.1 Representations, Warranties and Covenants of Shareholder and the Company. The Sellers shall each have in all material respects performed and complied with all of their agreements and covenants contained herein to be performed at or prior to the Closing Date, and the representations and warranties of Shareholder and the Company contained herein shall be true on and as of the Closing Date in all material respects.

                 8.2 Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits consummation of the transactions contemplated hereby.

                 8.3 Deliveries. Shareholder and the Company shall each have made or caused to be made delivery to SJM of the items set forth in Section 3.2 hereof.

                 8.4 No Material Adverse Effect. No occurrences or events which, individually or in the aggregate, have a Material Adverse Effect shall have occurred following the date of this Agreement and be continuing.

                 8.5 HSR Compliance. The waiting period specified by the HSR Act shall have expired or shall have been terminated.

                 8.6 Other Governmental Approvals. All governmental filings, authorizations and approvals which are identified on Schedules 4.9 and 5.2 that are required for the consummation of the transactions contemplated hereby or to permit SJM and its Affiliates, after consummation of the transactions contemplated hereby, to carry on the Business in the manner now conducted, and any of the consents and approvals identified on Schedule 4.6 or Schedule 4.8(b) the absence of which would have individually, or in the aggregate, a Material Adverse Effect, will have been made or obtained.

                 8.7 Non-U.S. Asset Purchase Agreement. The closing of the purchase and sale under the Non-U.S. Asset Purchase Agreement (as defined in Section 13.1) shall have occurred.


                                   ARTICLE 9

                          CONDITIONS TO SHAREHOLDER'S
                         AND THE COMPANY'S OBLIGATIONS

The obligations of the Company and Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Company and Shareholder in writing), on or prior to the Closing Date, of all of the following conditions:

                 9.1 Representations, Warranties and Covenants of SJM. SJM and Acquisition Subsidiary each shall have in all material respects performed and complied with all of their agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of SJM and Acquisition Subsidiary contained herein shall be true on and as of the Closing Date in all material respects.

                 9.2 No Prohibition.  No statute, rule or regulation or order of
any  court  or  administrative   agency  shall  be  in  effect  which  prohibits
consummation of the transactions contemplated hereby.

                 9.3 Deliveries. SJM shall have made or caused to be made delivery to the Company and Shareholder of the items set forth in Section 3.3 hereof.

                 9.4 HSR Compliance. The waiting period specified by the HSR Act shall have expired or shall have been terminated.

                 9.5 Other Governmental Approvals. All governmental filings, authorizations and approvals which are identified on Schedules 4.9 and 5.2 that are required for the consummation of the transactions contemplated hereby will have been made or obtained.

                 9.6 Non-U.S. Asset Purchase Agreement. The closing of the purchase and sale under the Non-U.S. Asset Purchase Agreement shall have occurred.


                                   ARTICLE 10

                      INDEMNIFICATION AND RELATED MATTERS

                 10.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of SJM, the Company and Shareholder contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of SJM, the Company or Shareholder, as the case may be, for a period of one year after the Closing Date; provided, however, that (A) the representations and warranties in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.3.1, 4.3.12, 4.3.13, 4.14 and
4.17 shall survive for a period of two years after the Closing Date, (B) the representations and warranties in Sections 4.2, 4.3.17 and 4.3.18 shall only survive until the adjustment to the Cash Consideration has been resolved pursuant to Section 2.2, and (C) the representations and warranties in Sections
4.7 and 4.18 shall not survive the Closing.

                 10.2 Indemnification by Shareholder. Subject to the terms and conditions of this Article 10, Shareholder agrees to indemnify and hold SJM, Acquisition Subsidiary and their respective Affiliates, including, in each case, any of their respective directors, officers, employees and representatives, harmless from and against:

                 10.2.1 Any and all Losses resulting from any breach of any of the representations and warranties (as of the Closing Date), covenants or other agreements of the Company or Shareholder contained in this Agreement (other than Sections 7.1 and 7.2, it being understood that the sole remedy for breach thereof shall be pursuant to Sections 7.1 and 7.2, as the case may be); and

                 10.2.2    Losses resulting from Excluded Liabilities.

                 10.3 Indemnification by SJM. Subject to the terms and conditions of this Article 10, SJM agrees to indemnify and hold Shareholder and its Affiliates, including, in each case, any of its or their respective directors, officers, employees and representatives, harmless from and against:

                 10.3.1 Any and all Losses resulting from any breach of any representations and warranties (as of the Closing Date), covenants or agreements of SJM contained in this Agreement (other than Sections 7.1 and 7.2, it being understood that the sole remedy for breach thereof shall be pursuant to Sections
7.1 and 7.2, as the case may be); and

                 10.3.2    Losses resulting from Assumed Liabilities.

                 10.4 Determination of Damages and Related Matters. In calculating any amounts payable to SJM, Acquisition Subsidiary and their respective Affiliates pursuant to Section 10.2 or payable to Shareholder or its respective Affiliates pursuant to Section 10.3, such amounts shall be limited to the amount of any Losses that remain after deducting therefrom any insurance proceeds or any indemnity, contribution or similar payment recoverable from the indemnified Person from any third party with respect thereto. Any indemnity payment made pursuant to this Section 10 shall be decreased by the amount of the indemnified Person's Tax benefit (as defined below), and increased by the amount of the indemnified Person's Tax cost (as defined below). The amount of the indemnified Person's Tax benefit shall be equal to the amount of the deduction (or the present value of any increased depreciation or amortization deductions) resulting from the indemnified Loss, multiplied by the highest marginal federal income tax rate imposed on the indemnified Person. The amount of the indemnified Person's Tax cost shall be equal to the amount of the income (or the present value of any decreased depreciation or amortization deductions) resulting from the receipt of the indemnity payment, multiplied by the highest marginal federal tax rate imposed on the indemnified person. For purposes of this Section 10.4, present values will be computed using the Applicable Federal Rate as the discount rate. To the extent permitted by law, the parties will treat all indemnity payments as adjustments to the purchase price and liabilities for indemnified Losses as having been in existence at the time of the Acquisition.

                 10.5 Limitation on Indemnification Liabilities. The indemnification obligations of Shareholder contained in Section 10.2 hereof shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable under Section 10.2 exceeds $8,000,000 (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount. The indemnification obligations of Shareholder under
Section 10.2 shall be effective only until the dollar amount paid in respect of the Losses indemnified against under such Section aggregates to an amount equal to $120,000,000 (the "Liability Cap"). The Threshold Amount and the Liability Cap contained in this Section 10.5 shall not apply to any obligations arising under Sections 2.2.4 and 2.3 regarding fees and expenses, Section 6.1, 6.4.2, 6.5, 6.6, 6.14, Article 7 or Article 12 or to any Losses arising from Excluded Liabilities.

                 10.6 Notice of Indemnification. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Agreement, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor") which notice, in the case of a claim arising under Section 7.1, 7.2, 10.2 or 10.3, must be received by the Indemnitor before the expiration of the relevant survival period set forth in Section 10.1 or if no such period is specified, until the applicable period under the statute of limitations therefor has expired. Any notice of a claim by reason of any of the representations, warranties, covenants or agreements contained in this Agreement shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

                 10.7 Indemnification Procedure for Third-Party Claims. In the event that an Indemnitee receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article 10 (a "Third Party Claim"), and such Indemnitee intends to seek indemnity pursuant to this Article 10, the Indemnitee shall promptly provide the Indemnitor with notice of such action, proceeding, claim, penalty or assessment, and the Indemnitor shall, upon receipt of such notice, be entitled to participate in or, at the Indemnitor's option, assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment with respect to which such indemnity has been invoked with counsel of its own choosing, and the Indemnitee will cooperate fully with the Indemnitor in connection therewith. In the event that the Indemnitor fails to assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment within 30 days after receipt of notice thereof from the Indemnitee, the Indemnitee shall have the right to undertake the appeal of such action, proceeding, claim, penalty or assessment at the Indemnitor's expense, subject to the rights of the Indemnitor in the immediately succeeding sentence. If the Indemnitee assumes such defense and proposes to settle or compromise any such action, proceeding, claim, penalty or assessment then the Indemnitee shall give written notice thereof and the Indemnitor shall have the right to participate in the settlement or assume or reassume the defense of such action, proceeding, claim, penalty or assessment.


                                   ARTICLE 11

                          TERMINATION PRIOR TO CLOSING

                 11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                 11.1.1    by the mutual written consent of the parties; or

                 11.1.2 by either Shareholder and the Company, on the one hand, or SJM and Acquisition Subsidiary, on the other hand, if there has been a breach of a material representation or breach of a material covenant on the part of the other party in the representations, warranties and covenants contained herein, unless such breach is cured within 30 days of receipt of notice of such breach; or

                 11.1.3 by either Shareholder and the Company, on the one hand, or SJM and Acquisition Subsidiary, on the other hand, if the Closing has not occurred by October 31, 1994; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing Date shall not have occurred on or before said date; and provided further that such date shall be extended until December 31, 1994, if the Closing did not occur by such date because of the failure of SJM, Shareholder or the Company to receive one of the governmental approvals or authorizations contemplated by this Agreement because of the failure of any applicable waiting period to expire; or

                 11.1.4 by either Shareholder and the Company, on the one hand, or SJM and Acquisition Subsidiary, on the other hand, if there shall be any law or regulation that makes consummation of the Acquisition or any other material component of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining SJM, the Company or Shareholder from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                 11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (i) as set forth in Sections 6.5 and 12.6 and (ii) that nothing shall relieve any party hereto for liability for any breach of this Agreement.


                                   ARTICLE 12

                                 MISCELLANEOUS

                 12.1 Entire Agreement. This Agreement (including the exhibits hereto, the Schedules and the documents referred to herein and the other documents executed by the parties on the date hereof) and the Non-Disclosure Agreement contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the Company and Shareholder shall not be deemed to have made herein any representations and warranties with respect to the "Business" or "Assets" (as such terms are defined in the NonU.S. Asset Purchase Agreement).

                 12.2 Amendment; Waiver. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to be bound thereby. Waiver by a party of any breach of or failure to comply with any of the provisions of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

                 12.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that SJM may assign this Agreement and its rights, interests and obligations in whole or in part hereunder to one or more directly or indirectly wholly owned subsidiaries of SJM without the consent of Shareholder or the Company; provided, however, that such assignment shall not relieve SJM of any of its obligations hereunder.

                 12.4 Headings; Usage. The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs. The meanings of any terms defined herein are equally applicable to both the singular and plural forms of the terms defined.

                 12.5 Cooperation. Each party hereto shall cooperate, shall take further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                 12.6 Expenses. Except as provided in Section 7.2.2, SJM shall bear its and Acquisition Subsidiary's, and Shareholder shall bear its, the Company's, the Shareholder Affiliate's and the Subsidiaries' costs and expenses in connection with the negotiation, preparation, performance and consummation of the transactions contemplated by this Agreement, including all taxes of any type, the fees and disbursements of all attorneys, accountants, appraisers, investment bankers and advisors retained by or representing them in connection with the preparation and performance of this Agreement.

                 12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

                 12.8 Disputes. (a) Any dispute between SJM and Shareholder arising out of or in connection with this Agreement (or any agreements or documents delivered by the parties hereto pursuant to the terms of this Agreement) or any alleged breach hereof may, at the option of either SJM or Shareholder, be submitted for discussion and possible resolution by senior officers of SJM and Shareholder, as designated by their respective chief executive officers.

                  (b) Except as provided in Article 2, all disputes arising, relating to or arising in connection with this Agreement, including those pertaining to the validity, interpretation, construction or breach hereof or of any legal obligation owed or claimed to be owed by any party hereto to any other party hereto or its Affiliates, that is not otherwise amicably settled between the parties shall exclusively be resolved by arbitration between SJM and Shareholder pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), with the arbitration to be conducted in the English language and taking place in New York, New York.

                 (c) The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the Rules. The Chairman of the arbitral tribunal shall be nominated by the two arbitrators nominated respectively by Shareholder and SJM, and if they fail to agree upon such Chairman within 30 days after the second arbitrator has been appointed, such Chairman shall be appointed by the American Arbitration Association. No arbitrator shall be or have been a present or past employee, officer, director, legal counsel, consultant or agent of either party or its Affiliates. All arbitrators shall be of legal education, unless the parties agree otherwise at the time. Unless prohibited or restricted by applicable law, each party agrees to provide to the arbitrators and the other party, subject to a strict confidentiality agreement, such documents, other evidence, witness testimony as may reasonably be requested by the other party and as are relevant to the issues being arbitrated. The arbitrators may restrict or terminate discovery requests which they conclude are unreasonable, unduly burdensome or not relevant to the issues being arbitrated. Such discovery shall occur during a reasonable time period. The arbitrators shall not have the power to act as "amiable compositeurs" with respect to any dispute submitted to such arbitration, but rather shall make their decision based on their understanding and interpretation of the applicable law and facts. SJM expressly acknowledges and agrees that Siemens AG has not in any way agreed to or consented to the jurisdiction of the federal, state or local courts of the United States for any purpose whatsoever and shall not be so treated hereunder, and SJM hereby waives all rights to claim that Siemens AG is subject to such jurisdiction. The fees and disbursements of the arbitrators shall be allocated between the disputing party and the other party to the dispute in the same proportion that the disputed items so submitted to the arbitrators that are unsuccessfully disputed by each (as finally determined by the arbitrators) bears to the total amount of all disputed items so submitted. Notwithstanding any provision of this Agreement to the contrary, (i) any party shall be entitled to seek a judicial order for interim relief to the extent necessary to safeguard the property that is the subject matter of an arbitration proceeding hereunder, and (ii) judgment upon the award rendered in any arbitration proceeding hereunder may be entered in any court having jurisdiction or application may be made to such court in a judicial acceptance of the award and an order by enforcement, as the case may be. The parties hereto agree that the arbitrators appointed pursuant to this Section
12.8 shall have the power to grant equitable relief, including temporary and permanent injunctive relief and specific performance.

                 12.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 12.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

                 12.11 Interpretation. This Agreement has been fully negotiated by the parties through their legal counsel. Accordingly, in interpreting this Agreement, the rule of the interpretation requiring that documents be construed against the draftsman shall be inapplicable.

                 12.12 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile transmission, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.12):

                              if to Shareholder
                              or the Company, to:

                                                  Siemens Medical Systems, Inc.
                                                  186 Wood Avenue South
                                                  Iselin, NJ 08830
                                                  Facsimile No.: (908) 321-3441
                                                  Attention: Robert V. Dumke and
                                                             David Machlowitz

                           with a copy to:

                                                    Siemens Corporation
                                                    1301 Avenue of the Americas
                                                    New York, NY  10019-6022
                                                    Facsimile No.: (212)258-4945
                                                    Attention:  E. Robert Lupone

                           and

                                                    Shearman & Sterling
                                                    599 Lexington Avenue
                                                    New York, NY  10022
                                                    Facsimile No.: (212)848-7179
                                                    Attention:  Peter D. Lyons

                 if to SJM to:

                                         St. Jude Medical, Inc.
                                         One Lillehei Plaza
                                         St. Paul, Minnesota  55117
                                         Attention: Ronald Matricaria, President
                                                    and Chief Executive Officer
                                         Attention: Diane M. Johnson,
                                                    Vice President and
                                                     General Counsel



                           with a copy to:

                                                    Lindquist & Vennum
                                                    4200 IDS Center
                                                    80 South Eighth Street
                                                    Minneapolis, MN  55402
                                                    Attention:  Joel H. Green

                 12.13 Publicity. Upon execution of this Agreement, the parties shall jointly issue a press release, as agreed upon by them. Neither party shall, without the prior written consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions or other facts with respect to the Agreement, except as required by law or the rules of any recognized stock exchange.

                 12.14 No Third Party Beneficiary. The provisions of this Agreement are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party.


                                   ARTICLE 13

                                  DEFINITIONS

                 13.1 Definitions. For purposes of this Agreement, the following terms have the meaning set forth below:

                 "Affiliate" means as to any Person controlling, controlled by, or under common control with, such Person, any officer, director or executive employee of such Person, and any Employee Benefit Plan maintained by such Person (including, without limitation, related trusts and the fiduciaries thereof).

                 "Affiliated  Group"  means an  affiliated  group as  defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which the Company is or has been a member.

                 "Assets" shall have the meaning given to it in Section 1.1(a).

                 "Assumption Agreement" means the Assumption Agreement to be executed by SJM and the Sellers on the Closing Date substantially in the form of
Exhibit 3.3.7

                 "Assumed  Liabilities"  shall have the  meaning  given to it in
Section 1.2(a).

                 "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Sellers on the Closing Date substantially in the form of Exhibit 3.2.8A.

                 "Business" means the research, development, manufacturing, marketing, assembly, sales, maintenance and service of Current Cardiac Stimulation Devices by the Company and the Subsidiaries and shall exclude all Prior Business.

                 "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. For purposes of Section 2.2 and 3.1, "Business Day" also means any day that is not a Saturday, a Sunday or a day on which banks are required to be closed in the Kingdom of Sweden.

                 "Cardiac Stimulation Devices" means devices for electrically stimulating or shocking the heart and internal (but not external) holter monitors which, in each case, are suitable for use by human patients, including, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardioverters and defibrillators, including combinations thereof, whether implantable or not; pulse generators and other waveform generators specially designed for, and used with, such devices; leads, electrodes and sensors specially designed for, and used with, such devices; mechanisms designed for coupling such generators in a stimulating, shocking or sensing relationship to the heart; data dispensing, processing and gathering systems designed for such devices, including programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers and computer software-controlled systems (including the software) specially designed for use with or as part of such devices.

                 "Cash  Consideration"  shall  have the  meaning  given to it in
Section 2.1.

                 "Closing" shall have the meaning given to it in Section 3.1.

                 "Closing  Balance  Sheet" shall have the meaning given to it in
Section 2.2.2.

                 "Closing  Date" shall have the  meaning  given to it in Section
3.1.

                 "COBRA Obligation" means the obligation imposed upon any Company Employee Benefit Plan to meet the requirements of Section 4980(B) of the Code, Part 6 of Title 1 of ERISA or any applicable state law requiring continuation coverage.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commitments" shall have the meaning given to it in Section4.6.

                 "Company Employee Benefit Plan" shall have the meaning given it in Section 4.10.5.

                 "Company 401(k) Plan" has the meaning given to it in Section 7.1.2(c).

                 "Competitive  Products"  shall have the meaning  given to it in
Section 7.4.3.

                 "Controlled  Group"  shall  have  the  meaning  given  to it in
Section 4.10.5.

                 "Current Cardiac Stimulation Devices" means Cardiac Stimulation Devices as are under research or development, or manufactured or marketed by the Company, the Shareholder Affiliate and the Subsidiaries at the Closing Date.

                 "Deal Balance Sheet" shall have the meaning given to it in
Section 4.2.

                 "Deeds" means the deeds to be executed by the Company on the Closing Date substantially in the form of Exhibit 3.2.8B in order to convey title to SJM or an SJM Affiliate of each parcel of Owned Real Property.

                 "Designated  Amount"  shall  have  the  meaning  given to it in
Section 2.2.3.

                 "Employee"  shall  have  the  meaning  given  to it in  Section
4.10.5.

                 "Employee  Benefit  Plan" shall have the meaning given to it in
Section 4.10.5.

                 "Employee  Pension Benefit Plan" has the meaning given to it in
Section 4.10.5.

                 "Employee Welfare Benefit Plan" shall have the meaning given to it in Section 4.10.5.

                 "Environmental  Laws"  shall  have the  meaning  given to it in
Section 4.12.1(a).

                 "ERISA" has the meaning given to it in Section 4.10.5.

                 "Escrow Agent" shall have the meaning given to it in Section 2.2.7.

                 "Escrow  Agreement"  shall  have  the  meaning  given  to it is
Section 2.2.7.

                 "Excluded Assets" shall have the meaning given to it in Section 1.1(b).

                 "Excluded  Liabilities"  shall have the meaning  given to it in
Section 1.2(b).


                 "Executive Arrangements" has the meaning given to it in Section 7.3.1.

                 "FDA" shall have the meaning given to it in Section 4.3.11.

                 "Financial  Statements"  shall have the meaning  given to it in
Section 4.2.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "knowledge" means, with respect to the Company, the knowledge of the following persons: G. Jaensch, M. Novack, R. Sandler, P. Palmer, J. Aldrich, and D. Morley and, with respect to any other company, the knowledge of the executive officers of such company.

                 "Known Environmental Condition" shall have the meaning given to it in Section 4.12.2.

                 "Liabilities"   means  any  and  all  debts,   liabilities  and
obligations, whether accrued or fixed, absolute or contingent or matured or unmatured.

                 "License Agreement" means the License Agreement, dated August 26, 1992, between Siemens AG and Medtronics, Inc.

                 "Lien"  means  any  mortgage,   claim,  lien,  pledge,  charge,
security interest, option, preemptive right, assessment, security interest, restriction on transfer or encumbrance of any kind.

                 "Litigation" means any claim, action, suit or proceeding in any court or before any arbitrator or governmental body, agency or official.

                 "Losses" means any and all Liabilities, obligations, duties, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, taxes, fines or expenses, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing; provided, however, that the foregoing shall not include consequential damages.

                 "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted that is, or is reasonably likely to be, materially adverse to the operations, results of operations, assets or financial condition of the Business, taken as a whole, except for such changes or effects that are the result of changes in general economic conditions or changes that generally affect the industry in which the Business is operated.

                 "Medtronics  Assignment"  shall have the meaning given to it in
Section 3.2.7.

                 "Multiemployer  Plan"  shall  have the  meaning  given to it in
Section 4.10.5.

                 "Net Book Value" means the assets minus the liabilities reflected on the applicable balance sheet, as adjusted.

                 "Non-Disclosure Agreement" shall have the meaning given to it in Section 6.5.

                 "Non-U.S. Asset Purchase Agreement" means the Asset Purchase Agreement dated as of June 26, 1994 among St. Jude Medical Inc., St. Jude Medical International, Inc. and Siemens-Elema AB.

                 "PBGC" shall have the meaning given to it in Section 4.10.2(a).

                 "Permits" shall have the meaning given to it in Section 4.8.

                 "Permitted Liens" mean (i) Liens for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business which in the aggregate have a value of less than $100,000, (ii) Liens for Taxes not yet payable and for Taxes being contested in good faith, and (iii) Liens and imperfections of title the existence of which would not materially affect the use of the property subject to such lien, consistent with past practice.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation or other such entity or government (whether domestic, foreign, Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

                 "Post-Closing Litigation Losses" means all Losses resulting from any Litigation against the Company or the Business that are not Pre-Closing Litigation Losses.

                 "Post-Closing Products Liability Losses" means any Losses resulting from any product liability claims for Products implanted or otherwise used with a patient on, before or after the Closing Date arising from a death, injury, explant or other similar occurrence happening or alleged to have happened after the Closing Date.

                 "Pre-Closing Litigation Losses" means any Losses resulting from any Litigation pending or threatened against the Company or the Business on the Closing Date.

                 "Pre-Closing Products Liability Losses" means any Losses resulting from any product liability claims for Products implanted or otherwise used with a patient on or before the Closing Date arising from a death, injury, explant or other similar occurrence happening or alleged to have happened on or before the Closing Date.

                 "Pre-Closing  Tax Period" shall have the meaning given to it in
Section 7.2.3.

                 "Prior Business" means the research, development, manufacture, marketing, assembly, sales, maintenance and service of Cardiac Stimulation Devices by each of the Company and the Subsidiaries or the Shareholder Affiliate which has taken place and has been discontinued by the Company, the Subsidiaries or the Shareholder Affiliate prior to the date hereof.

                 "Products" shall have the meaning given to it in Section
4.13.1.

                 "Property" shall have the meaning given to it in Section 4.12.1(c).

                 "Property Taxes" shall have the meaning given to it in Section 7.2.3.

                 "Regulated  Substances"  shall have the meaning  given to it in
Section 4.12.1(b).

                 "Reportable  Event" shall have the meaning given to it in ERISA
Section 4043.

                 "Retained Litigation" means the Wilson class action suit.

                 "Rules" shall have the meaning given to it in Section 12.8.

                 "Sellers" has the meaning given to it in Section 1.1.

                 "Settlement Agreement" means the Settlement Agreement dated September 9, 1992 between Siemens AG and Medtronics, Inc.

                 "Shareholder  Affiliate"  shall have the meaning given to it in
Section 1.1(a).

                 "Siemens AG" has the meaning given to it in Section 6.13.

                 "SJM's  Accountants"  shall  have  the  meaning  given to it in
Section 2.2.4.

                 "SJM Affiliates" shall have the meaning given to it in Section 1.1(a).

                 "Straddle Period" shall have the meaning given to it in Section 7.2.3.

                 "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

                 "Tax" or "Taxes" means with respect to any person any federal, state, county, local or foreign income, gross receipts, profits, capital, franchise, estimated, alternative minimum, add-on minimum, estimated, sales, use, occupancy, transfer, registration, value added, ad valorem, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs, duties, levies, real property, personal property, capital stock, mercantile, social security (or similar), unemployment, disability, payroll, license, employment, employee or other withholding, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, whether disputed or not and whether computed on a separate, consolidated, unitary, combined or any other basis; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto) or as a result of any spin-off, distribution or other reorganization related to the disposition of any assets or business of the Company or any other member of the Shareholder Consolidated Group.

                 "Tax Returns" means returns, amendments, statements, forms, information, elections, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                 "U.S. GAAP" shall have the meaning given to it in Section
2.2.2.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                    ST. JUDE MEDICAL, INC.

                                 By  /s/ Ronald A. Matricaria
                                         Ronald A. Matricaria
                                     Its: President and Chief Executive Officer

                                 SJM ACQUISITION CORP.

                                 By  /s/ Ronald A. Matricaria
                                     Ronald A Matricaria
                                     Its: President and Chairman

                                 SIEMENS-PACESETTER, INC.

                                 By  /s/ Guenter Jaensch
                                     Guenter Jaensch
                                     Its: Chairman and Chief Executive Officer

                                 By /s/ Michael E. Novack
                                    Michael E. Novack
                                    Its:  Executive Vice President and Chief
                                          Financial Officer

                                 SIEMENS MEDICAL SYSTEMS, INC.

                                 By  /s/ Robert V. Dumke
                                     Robert V. Dumke
                                     Its:  President and Chief Executive Officer

                                 By /s/ David Machlawitz
                                    David Machlawitz
                                    Its: Secretary


                            ASSET PURCHASE AGREEMENT

                                     AMONG

                            ST. JUDE MEDICAL, INC.,

                             SJM ACQUISITION CORP.,

                            SIEMENS-PACESETTER, INC.

                                      AND

                         SIEMENS MEDICAL SYSTEMS, INC.

                                  dated as of

                                 June 26, 1994









                               TABLE OF CONTENTS



                                   ARTICLE 1

                               TRANSFER OF ASSETS


1.1 Assets to Be Sold                         1
1.2 Assumption and Exclusion of Liabilities   5
1.3 Transfer Documentation and Possession     6


                                   ARTICLE 2

                                 CONSIDERATION

2.1 Consideration                   6
2.2 Cash Consideration Adjustment   6
2.3 Allocation of Purchase Price    9


                                   ARTICLE 3

                                    CLOSING

3.1 The Closing                                 10
3.2 Deliveries of Shareholder and the Company   10
3.3 Deliveries of SJM                           11
3.4 Further Documents                           12


                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
                                AND THE COMPANY

4.1 Authority; Organization, Capitalization
    and Qualification; Effect of Agreement  12
4.2 Financial Statements                    14
4.3 Absence of Certain Developments         14
4.4 Title to Personal Property and Assets   17
4.5 Patents, Trademarks and Copyrights      17
4.6 Commitments                             18
4.7 Litigation                              19
4.8 Compliance with Laws; Permits           19
4.9 Governmental Consents                   20
4.10 Employee Benefit Plans                 20
4.11 Employees                              24
4.12 Environmental Matters; OSHA            25
4.13 Company Products; Regulation           27
4.14 Tax Matters                            28
4.15 Material Obligations                   28
4.16 Brokerage                              29
4.17 Affiliated Transactions                29
4.18 Insurance                              29
4.19 Real Property                          29
4.20 Inventory                              32
4.21 Accounts and Notes Receivable          32


                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF SJM

5.1 Corporate Power and Authority; Effect of Agreement   32
5.2 Consents                                             33
5.3 Availability of Funds                                34
5.4 Litigation                                           34
5.5 Brokerage                                            34
5.6 Certain Ownership Interests                          34


                                   ARTICLE 6

                                   COVENANTS

6.1 Cooperation                                  34
6.2 Conduct of Business                          35
6.3 Intercompany Indebtedness                    36
6.4 Access                                       36
6.5 Non-Disclosure Agreement                     38
6.6 Antitrust, Competition Law Filings           38
6.7 Non-Foreign Person Affidavit                 38
6.8 Transfer of Real Property                    38
6.9 Certain Dividends                            39
6.10 Certain Actions Prior to the Closing Date   39
6.11 Claims History                              39
6.12 FDA Recertification                         39
6.13 Grant of License                            39
6.14 Other Financial Statements                  40


                                   ARTICLE 7

                              ADDITIONAL COVENANTS

7.1 Liability for Employee Benefit Plans   40
7.2 Tax Matters                            42
7.3 Liability for Executive Arrangements   47
7.4 Non-Competition                        48
7.5 Non-Solicitation                       49
7.6 Siemens Name                           49
7.7 Confidentiality                        49
7.8 Bulk Sales Laws                        49
7.9 Guarantee                              49
7.10 Real Estate Inspections               50
7.11 Real Estate Related Reports           50


                                   ARTICLE 8

                        CONDITIONS TO SJM'S OBLIGATIONS


8.1 Representations, Warranties and
Covenants of Shareholder and the Company   50
8.2 No Prohibition                         51
8.3 Deliveries                             51
8.4 No Material Adverse Effect             51
8.5 HSR Compliance                         51
8.6 Other Governmental Approvals           51
8.7 Non-U.S. Asset Purchase Agreement      51


                                  ARTICLE 9

                          CONDITIONS TO SHAREHOLDER'S
                         AND THE COMPANY'S OBLIGATIONS

9.1 Representations, Warranties and Covenants of SJM   51
9.2 No Prohibition                                     52
9.3 Deliveries                                         52
9.4 HSR Compliance                                     52
9.5 Other Governmental Approvals                       52
9.6 Non-U.S. Asset Purchase Agreement                  52


                                   ARTICLE 10

                      INDEMNIFICATION AND RELATED MATTERS

10.1 Survival                                           52
10.2 Indemnification by Shareholder                     52
10.3 Indemnification by SJM                             53
10.4 Determination of Damages and Related Matters       53
10.5 Limitation on Indemnification Liabilities          54
10.6 Notice of Indemnification                          54
10.7 Indemnification Procedure for Third-Party Claims   54


                                   ARTICLE 11

                          TERMINATION PRIOR TO CLOSING

11.1 Termination                   55
11.2 Effect of Termination         55


                                   ARTICLE 12

                                 MISCELLANEOUS

12.1 Entire Agreement              56
12.2 Amendment; Waiver             56
12.3 Assignment                    56
12.4 Headings; Usage               56
12.5 Cooperation                   57
12.6 Expenses                      57
12.7 Governing Law                 57
12.8 Disputes                      57
12.9 Severability                  58
12.10 Counterparts                 58
12.11 Interpretation               58
12.12 Notices                      58
12.13 Publicity                    60
12.14 No Third Party Beneficiary   60


                                   ARTICLE 13

                                  DEFINITIONS

13.1 Definitions                                                              60


3.2.1      Form of Shareholder Officers' Certificates

3.2.2      Form of Opinions of Counsel for Shareholder and the Company

3.2.4      Form of Medtronics Assignment and Assumption Agreement

3.2.8A     Form of Bill of Sale and Assignment

3.2.8B     Form of Deed

3.2.10     Form of Canadian Transitional Services Agreement

3.3.2      Form of SJM Officer's Certificate

3.3.3      Form of Opinion of Counsel for SJM

3.3.7      Form of Assumption Agreement